                                                                  EXECUTION COPY


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                          WILSHIRE CREDIT CORPORATION,
                                    Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                          ----------------------------

                         POOLING AND SERVICING AGREEMENT
                           Dated as of January 1, 2006

                          ----------------------------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-HE1

                                TABLE OF CONTENTS

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                                                                            PAGE
ARTICLE I.     DEFINITIONS ................................................    1

ARTICLE II.    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
               WARRANTIES .................................................   51

     2.01.  Conveyance of Mortgage Loans ..................................   51
     2.02.  Acceptance by the Trustee of the Mortgage Loans ...............   53
     2.03.  Representations, Warranties and Covenants of the Depositor ....   54
     2.04.  Representations and Warranties of the Servicer ................   58
     2.05.  Substitutions and Repurchases of Mortgage Loans that are
            not "Qualified Mortgages" .....................................   59
     2.06.  Authentication and Delivery of Certificates ...................   60
     2.07.  REMIC Elections ...............................................   60
     2.08.  [RESERVED] ....................................................   64
     2.09.  Covenants of the Servicer .....................................   64
     2.10.  [RESERVED] ....................................................   64
     2.11.  Permitted Activities of the Trust .............................   64
     2.12.  Qualifying Special Purpose Entity .............................   64
     2.13.  Depositor Notification of NIM Notes ...........................   64

ARTICLE III.   ADMINISTRATION AND SERVICING OF MORTGAGE LOANS .............   64
     3.01.  Servicer to Service Mortgage Loans ............................   64
     3.02.  Servicing and Subservicing; Enforcement of the Obligations
            of Servicer ...................................................   66
     3.03.  Rights of the Depositor and the Trustee in Respect of the
            Servicer ......................................................   67
     3.04.  Trustee to Act as Servicer ....................................   67
     3.05.  Collection of Mortgage Loan Payments; Collection Account;
            Certificate Account ...........................................   68
     3.06.  Collection of Taxes, Assessments and Similar Items; Escrow
            Accounts ......................................................   71
     3.07.  Access to Certain Documentation and Information Regarding
            the Mortgage Loans ............................................   71
     3.08.  Permitted Withdrawals from the Collection Account and
            Certificate Account ...........................................   71
     3.09.  [RESERVED] ....................................................   74
     3.10.  Maintenance of Hazard Insurance ...............................   74
     3.11.  Enforcement of Due-On-Sale Clauses; Assumption Agreements .....   74
     3.12.  Realization Upon Defaulted Mortgage Loans; Determination of
            Excess Proceeds; Special Loss Mitigation ......................   75
     3.13.  Trustee to Cooperate; Release of Mortgage Files ...............   78
     3.14.  Documents, Records and Funds in Possession of Servicer to
            be Held for the Trustee .......................................   80
     3.15.  Servicing Compensation ........................................   80
     3.16.  Access to Certain Documentation ...............................   80
     3.17.  Annual Statement as to Compliance .............................   81
     3.18.  Annual Assessment of Compliance; Accountant's Attestation;
            Financial Statements ..........................................   81
     3.19.  [RESERVED] ....................................................   83
     3.20.  Periodic Filings ..............................................   83
     3.21.  Annual Certificate by Servicer ................................   88
     3.22.  Prepayment Charge Reporting Requirements ......................   88
     3.23.  Information to the Trustee ....................................   88

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
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     3.24.  Indemnification ...............................................   89
     3.25.  Nonsolicitation ...............................................   89
     3.26.  High Cost Mortgage Loans ......................................   89

ARTICLE IV.    DISTRIBUTIONS ..............................................   90

     4.01.  Advances ......................................................   90
     4.02.  Reduction of Servicing Compensation in Connection with
            Prepayment Interest Shortfalls ................................   91
     4.03.  Distributions on the REMIC Interests ..........................   91
     4.04.  Distributions .................................................   91
     4.05.  Monthly Statements to Certificateholders ......................   97

ARTICLE V.     THE CERTIFICATES ...........................................  101

     5.01.  The Certificates ..............................................  101
     5.02.  Certificate Register; Registration of Transfer and Exchange
            of Certificates ...............................................  102
     5.03.  Mutilated, Destroyed, Lost or Stolen Certificates .............  106
     5.04.  Persons Deemed Owners .........................................  107
     5.05.  Access to List of Certificateholders' Names and Addresses .....  107
     5.06.  Book-Entry Certificates .......................................  107
     5.07.  Notices to Depository .........................................  108
     5.08.  Definitive Certificates .......................................  108
     5.09.  Maintenance of Office or Agency ...............................  109
     5.10.  [Reserved] ....................................................  109

ARTICLE VI.    THE DEPOSITOR AND THE SERVICER .............................  109

     6.01.  Respective Liabilities of the Depositor and the Servicer ......  109
     6.02.  Merger or Consolidation of the Depositor or the Servicer ......  109
     6.03.  Limitation on Liability of the Depositor, the Servicer and
            Others ........................................................  109
     6.04.  Limitation on Resignation of Servicer .........................  110
     6.05.  Errors and Omissions Insurance; Fidelity Bonds ................  110
     6.06.  Special Servicing Agreements ..................................  110

ARTICLE VII.   DEFAULT; TERMINATION OF SERVICER ...........................  111

     7.01.  Events of Default .............................................  111
     7.02.  Trustee to Act; Appointment of Successor ......................  112
     7.03.  Notification to Certificateholders ............................  113

ARTICLE VIII.  CONCERNING THE TRUSTEE .....................................  113

     8.01.  Duties of the Trustee .........................................  113
     8.02.  Certain Matters Affecting the Trustee .........................  114
     8.03.  Trustee Not Liable for Certificates or Mortgage Loans .........  116
     8.04.  Trustee May Own Certificates ..................................  116
     8.05.  Trustee's Fees and Expenses ...................................  116
     8.06.  Indemnification and Expenses of Trustee .......................  116
     8.07.  Eligibility Requirements for Trustee ..........................  117

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                                                                            PAGE
     8.08.  Resignation and Removal of Trustee ............................  118
     8.09.  Successor Trustee .............................................  118
     8.10.  Merger or Consolidation of Trustee ............................  119
     8.11.  Appointment of Co-Trustee or Separate Trustee .................  119
     8.12.  Tax Matters ...................................................  120

ARTICLE IX.    TERMINATION ................................................  122

     9.01.  Termination upon Liquidation or Repurchase of all Mortgage
            Loans .........................................................  122
     9.02.  Final Distribution on the Certificates ........................  123
     9.03.  Additional Termination Requirements ...........................  124

ARTICLE X.     MISCELLANEOUS PROVISIONS ...................................  125

     10.01. Amendment .....................................................  125
     10.02. Counterparts ..................................................  127
     10.03. Governing Law .................................................  127
     10.04. Intention of Parties ..........................................  127
     10.05. Notices .......................................................  128
     10.06. Severability of Provisions ....................................  129
     10.07. Assignment ....................................................  129
     10.08. Limitation on Rights of Certificateholders ....................  130
     10.09. Inspection and Audit Rights ...................................  131
     10.10. Certificates Nonassessable and Fully Paid .....................  131
     10.11. Compliance with Regulation AB .................................  131

EXHIBIT A      FORMS OF CERTIFICATES
EXHIBIT B      MORTGAGE LOAN SCHEDULE
EXHIBIT C      [RESERVED]
EXHIBIT D      FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1    FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2    FORM OF CLASS R TRANSFEROR'S AFFIDAVIT
EXHIBIT F      FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G      FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H      FORM OF RULE 144A LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I      FORM OF REQUEST FOR RELEASE
EXHIBIT J      MLML LIST OF TRANSFER AGREEMENTS AND BRING DOWN LETTERS
EXHIBIT K      FORM OF BACK-UP CERTIFICATION OF TRUSTEE
EXHIBIT L      FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1    [RESERVED]
EXHIBIT M-2    FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT N-1    FORM OF CLASS A-1 CAP CONTRACT
EXHIBIT N-2    FORM OF CLASS A-2 CAP CONTRACT
EXHIBIT N-3    FORM OF SUBORDINATED CERTIFICATE CAP CONTRACT
EXHIBIT O-1    ONE-MONTH LIBOR CAP TABLE - CLASS A-1 CAP CONTRACT
EXHIBIT O-2    ONE-MONTH LIBOR CAP TABLE - CLASS A-2 CAP CONTRACT
EXHIBIT O-3    ONE-MONTH LIBOR CAP TABLE  - SUBORDINATED CERTIFICATE CAP
               CONTRACT
EXHIBIT P      FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT Q      FORM OF ASSESSMENT OF COMPLIANCE (CUSTODIAN)
EXHIBIT R      FORM OF SARBANES-OXLEY CERTIFICATION
EXHIBIT S      FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT T      FORM OF ADDITIONAL DISCLOSURE NOTIFICATION
SCHEDULE X     ITEMS FOR FORM 8-K
SCHEDULE Y     ITEMS FOR FORM 10-D
SCHEDULE Z     ITEMS FOR FORM 10-K

      POOLING AND SERVICING AGREEMENT, dated as of January 1, 2006 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the "Trustee").

      The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) two real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) the Cap Contracts and the Cap Contract Account, and (iv) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii) and (iv) above and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

      All covenants and agreements made by the Transferors in the Transfer Agreements, the Sponsor in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.

      In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

      Accountant's Attestation:  As defined in Section 3.18.

      Accrual Period: With respect to each Class of Class A, Class M and Class B Certificates (other than the Class B-1B, Class B-2B and Class B-3B Certificates) and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date, and with respect to the Class B-1B, Class B-2B and Class B-3B Certificates and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Class A, Class M and Class B Certificates (other than the Class B-1B, Class B-2B and Class B-3B Certificates) and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the Class B-1B, Class B-2B and Class B-3B Certificates will be made on a the basis of a 360 day year consisting of twelve 30-day months.

      Additional Form 10-D Disclosure: Has the meaning set forth in Section
3.20.

      Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

      Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

      Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate of payments of principal and interest (net of the Servicing Fee Rate) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that is 150 days delinquent or more (whether or not the Mortgage Loan has been converted to an REO Property), there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall be limited to payments of interest.

      Advance Facility: A financing or other facility as described in Section 10.07.

      Advancing Person: A Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

      Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

      Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

      Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

      Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Assessment of Compliance: As defined in Section 3.18.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

      Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

      Auction Date: The date on which the Auction occurs.

      Available Funds Cap: Any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap, the Floating Rate Subordinate Available Funds Cap or the Fixed Rate Subordinate Available Funds Cap.

      Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years and that provides for level monthly payments of principal and interest generally based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

      Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

      Bring Down Letters: Those certain letter agreements, each dated as of February 7, 2006, between MLML and the Transferors.

      Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, State of Oregon and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

      Cap Contract: Any of the Class A-1 Cap Contract, the Class A-2 Cap Contract or the Subordinated Certificate Cap Contract.

      Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k) in the name of the Trustee for the benefit of the Issuing Entity and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors

Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1." Funds in the Cap Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

      Cap Contract Counterparty: Bear Stearns Financial Products, Inc., and any successor thereto.

      Cap Contract Notional Balance: Any of the Class A-1 Cap Contract Notional Balance, the Class A-2 Cap Contract Notional Balance or the Subordinated Certificate Cap Contract Notional Balance.

      Cap Contract Termination Date: Any of the Class A-1 Cap Contract Termination Date, the Class A-2 Cap Contract Termination Date or the Subordinated Certificate Cap Contract Termination Date.

      Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee, as authenticating agent, in substantially the forms attached hereto as Exhibit A.

      Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Certificate Group: Either of Certificate Group One or Certificate Group
Two.

      Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

      Certificate Group Two: The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates. For purposes of Section 2.07 hereof, Certificate Group Two shall be related to Group Two.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

      Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date); this sentence shall be applied by, first, computing any amounts under this sentence by treating each of the Class B-1 Certificates as a single Class of Certificates, each of the Class B-2 Certificates as a single Class of Certificates, and each of the Class B-3 Certificates as a single Class of Certificates, and second, allocating any such amounts computed with respect to the Class B-1 Certificates pro rata between the Class B-1A and Class B-1B Certificates based on their respective Certificate Principal Balances, allocating any such amounts computed with respect to the Class B-2 Certificates pro rata between the Class B-2A and Class B-2B Certificates based on their respective Certificate Principal Balances, and allocating any such amounts computed with respect to the Class B-3 Certificates pro rata between the Class B-3A and Class B-3B Certificates based on their respective Certificate Principal Balances.

      Certificate Register: The register maintained pursuant to Section 5.02 hereof.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

      Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

      Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B Certificate Principal Balance, the Class A-2C Certificate Principal Balance, the Class A-2D Certificate Principal Balance and the Class R Certificate Principal Balance.

      Class A Certificates: Any of the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates, the Class A-2D Certificates and the Class R Certificates.

      Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 48.00% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

      Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

      Class A-1 Cap Contract: The confirmation and agreement, between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit N-1 hereto).

      Class A-1 Cap Contract Notional Balance: With respect to any Distribution Date, the lesser of (x) the Class A-1 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-1 One-Month LIBOR Cap Table attached hereto as Exhibit O-1 and (y) the outstanding Certificate Principal Balance of the Class A-1 Certificates.

      Class A-1 Cap Contract Termination Date: The Distribution Date in August 2012.

      Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

      Class A-1 Certificates: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates.

      Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

      Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.220% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.440% per annum.

      Class A-1 Maximum Rate Cap: With respect to any Distribution Date, the per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have been due on the Mortgage Loans in Group One during the related Due Period had the Adjustable Rate Mortgage Loans in Group One provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans in Group One provided for interest at their Net Mortgage Rates divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the preceding Distribution Date (or in the case of the first Distribution Date, as of the Cut-off Date), multiplied by 30 and divided by the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 and Class R Certificates.

      Class A-1 Pass-Through Rate: For the first Distribution Date, 4.790% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

      Class A-1 Upper Collar: With respect to a Distribution Date with respect to which payments are received on the Class A-1 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.78% per annum.

      Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

      Class A-2 Cap Contract: The confirmation and agreement, between Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit N-2 hereto).

      Class A-2 Cap Contract Notional Balance: With respect to any Distribution Date, the lesser of (x) Class A-2 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-2 One-Month LIBOR Cap Table attached hereto as Exhibit O-2 and (y) the outstanding Certificate Principal balance of the Class A-2 Certificates.

      Class A-2 Cap Contract Termination Date: The Distribution Date in September 2008.

      Class A-2 Certificates: Each of the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class A-2D Certificates.

      Class A-2 Maximum Rate Cap: With respect to any Distribution Date, the per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans during the related Due Period had the Adjustable Rate Mortgage Loans in Group Two provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans in Group Two provided for interest at their Net Mortgage Rates over divided by
(y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans in as of the preceding Distribution Date (or in the case of the first Distribution Date, as of the Cut-off Date), multiplied by 30 and divided by the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

      Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.31% per annum.

      Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

      Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2A Certificates.

      Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

      Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.080% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.160% per annum.

      Class A-2A Pass-Through Rate: For the first Distribution Date, 4.650% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

      Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B Certificates.

      Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Pass-Through Rate on the Class A-2B Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates.

      Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Pass-Through Rate for the related Accrual Period.

      Class A-2B Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.150% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.300% per annum.

      Class A-2B Pass-Through Rate: For the first Distribution Date, 4.720% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

      Class A-2C Certificate: Any Certificate designated as a "Class A-2C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2C Certificates.

      Class A-2C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2C Pass-Through Rate on the Class A-2C Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2C Certificates.

      Class A-2C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2C Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2C Pass-Through Rate for the related Accrual Period.

      Class A-2C Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.200% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.400% per annum.

      Class A-2C Pass-Through Rate: For the first Distribution Date, 4.770% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2C Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

      Class A-2D Certificate: Any Certificate designated as a "Class A-2D Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-2D Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2D Certificates.

      Class A-2D Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2D Pass-Through Rate on the Class A-2D Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2D Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2D Certificates.

      Class A-2D Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2D Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2D Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2D Pass-Through Rate for the related Accrual Period.

      Class A-2D Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.310% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.620% per annum.

      Class A-2D Pass-Through Rate: For the first Distribution Date, 4.880% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2D Margin, (2) the Class A-2 Available Funds Cap and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

      Class B Certificates: The Class B-1 Certificates, Class B-2 Certificates, and the Class B-3 Certificates.

      Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Certificates: Each of the Class B-1A Certificates and the Class B-1B Certificates.

      Class B-1 Current Interest: As of any Distribution Date, the sum of the Class B-1A Current Interest and the Class B-1B Current Interest.

      Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of the Class B-1A Interest Carry Forward Amount and the Class B-1B Interest Carry Forward Amount.

      Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance and the Class M-6 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and
(H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 83.30% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

      Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-1A Certificate: Any Certificate designated as a "Class B-1A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-1A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1A Certificates.

      Class B-1A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1A Pass-Through Rate on the Class B-1A Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1A Certificates.

      Class B-1A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1A Pass-Through Rate for the related Accrual Period.

      Class B-1A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.250% per annum and as of any Distribution Date after the Initial Optional Termination Date, 1.875% per annum.

      Class B-1A Pass-Through Rate: For the first Distribution Date, 5.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1A Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class B-1B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1B Certificates.

      Class B-1B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1B Pass-Through Rate on the Class B-1B Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1B Certificates.

      Class B-1B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1B Pass-Through Rate for the related Accrual Period.

      Class B-1B Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the least of (1) 6.000%, (2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date; and as of any Distribution Date after the Initial Optional Termination Date, the least of (1) 6.500%, (2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Certificates: Each of the Class B-2A Certificates and the Class B-2B Certificates.

      Class B-2 Current Interest: As of any Distribution Date, the sum of the Class B-2A Current Interest and the Class B-2B Current Interest.

      Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of the Class B-2A Interest Carry Forward Amount and the Class B-2B Interest Carry Forward Amount.

      Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.50% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, Class M Certificates and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

      Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-2A Certificate: Any Certificate designated as a "Class B-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2A Certificates.

      Class B-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2A Pass-Through Rate on the Class B-2A Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2A Certificates.

      Class B-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2A Pass-Through Rate for the related Accrual Period.

      Class B-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.450% per annum and as of any Distribution Date after the Initial Optional Termination Date, 2.175% per annum.

      Class B-2A Pass-Through Rate: For the first Distribution Date, 6.020% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2A Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class B-2B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2B Certificates.

      Class B-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2B Pass-Through Rate on the Class B-2B Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2B Certificates.

      Class B-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2B Pass-Through Rate for the related Accrual Period.

      Class B-2B Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the least of (1) 6.260%,
(2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date; and as of any Distribution Date after the Initial Optional Termination Date, the least of
(1) 6.760%, (2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Certificates: Each of the Class B-3A Certificates and the Class B-3B Certificates.

      Class B-3 Current Interest: As of any Distribution Date, the sum of the Class B-3A Current Interest and the Class B-3B Current Interest.

      Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of the Class B-3A Interest Carry Forward Amount and the Class B-3B Interest Carry Forward Amount.

      Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.10% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class
A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

      Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-3A Certificate: Any Certificate designated as a "Class B-3A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-3A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3A Certificates.

      Class B-3A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3A Pass-Through Rate on the Class B-3A Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3A Certificates.

      Class B-3A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3A Pass-Through Rate for the related Accrual Period.

      Class B-3A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.250% per annum and as of any Distribution Date after the Initial Optional Termination Date, 3.375% per annum.

      Class B-3A Pass-Through Rate: For the first Distribution Date, 6.820% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3A Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class B-3B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3B Certificates.

      Class B-3B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3B Pass-Through Rate on the Class B-3B Certificate Principal Balance as of such Distribution Date plus the Current Interest and Interest Carry Forward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3B Certificates.

      Class B-3B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3B Pass-Through Rate for the related Accrual Period.

      Class B-3B Pass-Through Rate: As of any Distribution Date up to and including the Initial Optional Termination Date, the least of (1) 6.900%, (2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date; and as of any Distribution Date after the Initial Optional Termination Date, the least of
(1) 7.400%, (2) the Fixed Rate Subordinate Available Funds Cap and (3) the Fixed Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

      Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

      Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

      Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding Certificates (as adjusted for the length of the Accrual Period) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

      Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

      Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

      Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTA-2C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTA-2D Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-3A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTB-3B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

      Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

      Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

      Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the Class A-1 Available Funds Cap.

      Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

      Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the Class A-2 Available Funds Cap.

      Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

      Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

      Class M Certificate Principal Balance: As of any date of determination, the sum of the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, and the Class M-6 Certificate Principal Balance.

      Class M Certificates: The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates.

      Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

      Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

      Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.390% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.585% per annum.

      Class M-1 Pass-Through Rate: For the first Distribution Date, 4.960% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 55.90% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

      Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

      Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

      Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.400% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.600% per annum.

      Class M-2 Pass-Through Rate: For the first Distribution Date, 4.970% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 63.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

      Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

      Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

      Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.440% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.660% per annum.

      Class M-3 Pass-Through Rate: For the first Distribution Date, 5.010% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 67.80% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

      Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

      Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

      Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

      Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

      Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.570% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.855% per annum.

      Class M-4 Pass-Through Rate: For the first Distribution Date, 5.140% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date and (E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 71.90% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, and the Class M-3 Certificates have been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class

M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

      Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

      Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

      Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

      Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

      Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.590% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.885% per annum.

      Class M-5 Pass-Through Rate: For the first Distribution Date, 5.160% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal

Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date, (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 75.80% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates have been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

      Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans that have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

      Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

      Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

      Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

      Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.710% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.065% per annum.

      Class M-6 Pass-Through Rate: For the first Distribution Date, 5.280% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Floating Rate Subordinate Available Funds Cap and (3) the Floating Rate Subordinate Maximum Rate Cap for such Distribution Date.

      Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance and the Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date, (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 79.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates have been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

      Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

      Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

      Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

      Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such

Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

      Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

      Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.220% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.440% per annum.

      Class R Pass-Through Rate: For the first Distribution Date, 4.790% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

      Closing Date:  February 7, 2006.

      Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated, "Wilshire Credit Corporation, as servicer, for Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1." Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and
(B) the sales price of the related Mortgaged Property at time of origination.

      Commission:  The Securities and Exchange Commission.

      Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount equal to the portion of any Prepayment Interest Shortfalls required to be deposited in the Collection Account by the Servicer pursuant to Section 4.02 hereof.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property.

      Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the

Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTA-2D Interest, the Class A-2D Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1A Interest, the Class B-1A Certificates. With respect to the Class LTB-1B Interest, the Class B-1B Certificates. With respect to the Class LTB-2A Interest, the Class B-2A Certificates. With respect to the Class LTB-2B Interest, the Class B-2B Certificates. With respect to the Class LTB-3A Interest, the Class B-3A Certificates. With respect to the Class LTB-3B Interest, the Class B-3B Certificates.

      Current Interest: Any of the Class A-1 Current Interest, the Class R Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-2C Current Interest, the Class A-2D Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1A Current Interest, the Class B-1B Current Interest, and the Class B-2A Current Interest, the Class B-2B Current Interest, the Class B-3A Current Interest, and the Class B-3B Current Interest.

      Cut-off Date:  January 1, 2006.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

      Definitive Certificates:  As defined in Section 5.06.

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

      Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

      Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

      Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to

Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

      Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

      Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

      Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

      Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in February 2006.

      Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

      Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P, F-1 by Fitch or Prime-1 by Moody's at the time any deposits are held on deposit therein, (vii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee.

      ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

      ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

      ERISA Restricted Certificates: The Class C Certificates and the Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any applicable underwriter's exemption granted by the United States Department of Labor.

      Event of Default:  As defined in Section 7.01 hereof.

      Excess Interest: On any Distribution Date, for the Class A Certificates, Class M Certificates, and the Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

      Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess, if any, of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $42,582,247 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, the excess, if any, of (A) the sum of (x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 10.90% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date;

provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Pool Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

      Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Fitch:  Fitch, Inc., or any successor in interest.

      Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

      Fixed Rate Subordinate Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two, from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date)) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap each multiplied by the actual number of days in the related accrual period and divided by 30.

      Fixed Rate Subordinate Certificates: The Class B-1B, the Class B-2B and the Class B-3B Certificates.

      Fixed Rate Subordinate Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap each multiplied by the actual number of days in the related accrual period and divided by 30.

      Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of the Class A, Class M and Class B Certificates is based upon the related Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the related Available Funds Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which the Cap Contract relates for such Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap together with (A) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the applicable Available Funds Cap) and (B) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

      Floating Rate Subordinate Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two, from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date)) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

      Floating Rate Subordinate Certificates: The Class M, the Class B-1A, the Class B-2A and the Class B-3A Certificates.

      Floating Rate Subordinate Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans in each Mortgage Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, or the Class A-2 Certificates, in the case of Group Two) of the Class A-1 Maximum Rate Cap and the Class A-2 Maximum Rate Cap.

      Form 8-K Disclosure Information:  Has the meaning set forth in Section
3.20.

      Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Grantor Trusts:  The grantor trusts described in Section 2.07 hereof.

      Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

      Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

      Group One Mortgage Loan: Any Mortgage Loan identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

      Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the respective Certificate Principal Balances of the Class A-1 and Class R Certificates and (2) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Certificate Principal Balance of each Class of the Class A-2 Certificates is initially reduced to zero (so long as the Class A-1 and Class R Certificates are outstanding), the excess of (i) the Group Two Principal Distribution Percentage of the Class A Principal Distribution Amount over (ii) the amount necessary to reduce the Certificate Principal Balance of each of the Class A-2 Certificates to zero will be added to the Group One Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group One Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

      Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group One Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

      Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

      Group Two Mortgage Loan: Any Mortgage Loan identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

      Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the Certificate Principal Balance of the Class A-2 Certificates and (2) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Certificate Principal Balance of the Class A-1 and Class R Certificates is initially reduced to zero (so long as any of the Class A-2 Certificates is outstanding), the excess of (i) the Group One Principal Distribution Percentage of the Class A Principal Distribution Amount over (ii) the amount necessary to reduce the Certificate Principal Balances of the Class A-1 Certificates to zero will be added to the Group Two Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group Two Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

      Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group Two Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

      Indenture:  An indenture relating to the issuance of NIM Notes.

      Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

      Initial Certificate Principal Balance: With respect to any Class A, Class M, Class B or Class C Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

      Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

      Initial Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      Institutional Accredited Investors: Institutions which are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to Regulation D.

      Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

      Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-2C Interest Carry Forward Amount, the Class A-2D Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1A Interest Carry Forward Amount, the Class B-1B Interest Carry Forward Amount, the Class B-2A Interest Carry Forward Amount, the Class B-2B Interest Carry Forward Amount, the Class B-3A Interest Carry Forward Amount, the Class B-3B Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

      Interest Determination Date: With respect to the Class A, Class M and Class B Certificates (other than the Class B-1B, Class B-2B and Class B-3B Certificates), (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, February 3, 2006.

      Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and
(6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer, the Trustee and a custodian pursuant to this Agreement.

      Issuing Entity:  Merrill Lynch Mortgage Investors Trust, Series
2006-HE1.

      Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

      LIBOR Business Day: Any day on which banks in the City of London, England, and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

      Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) is not a first lien Mortgage Loan and is delinquent 180 days or longer, as to which the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and to the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

      Liquidation Proceeds: Amounts, including Condemnation Proceeds and Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

      Losses: Any losses, claims, damages, liabilities or expenses collectively.

      Lower Tier REMIC:  As described in the Preliminary Statement and
Section 2.07.

      Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-2C Interest, the Class LTA-2D Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1A Interest, the Class LTB-1B Interest, the Class LTB-2A Interest, the Class LTB-2B Interest, the Class LTB-3A Interest, the Class LTB-3B Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LTR Interest.

      Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

      Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

      Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

      Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates.

      Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

      Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap, the Floating Rate Subordinate Maximum Rate Cap and the Fixed Rate Subordinate Maximum Rate Cap.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

      Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

      Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      MIN:  The loan number for any MERS Loan.

      MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

      Moody's:  Moody's Investors Service, Inc. or any successor in interest.

      Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a second lien or a second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

      Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Group: Either of Group One or Group Two.

      Mortgage Loan Schedule: The lists of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund (for clarification purposes, the Trustee has physical possession of the Mortgage Files) and from time to time subject to this Agreement, attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, setting forth the following information with respect to each Mortgage Loan:

            (i)     the loan number;

            (ii)    borrower name and address;

            (iii)   the unpaid principal balance of the Mortgage Loans;

            (iv)    the Initial Mortgage Rate;

            (v) the original maturity date and the months remaining before maturity date;

            (vi)    the original principal balance;

            (vii)   the Cut-off Date Principal Balance;

            (viii)  the first payment due date of the Mortgage Loan;

            (ix) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

            (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

            (xi)    a code indicating the property type;

            (xii)   with respect to each Adjustable Rate Mortgage Loan;

                    (A)   the frequency of each Adjustment Date;

                    (B)   the next Adjustment Date;

                    (C)   the Maximum Mortgage Rate;

                    (D)   the Minimum Mortgage Rate;

                    (E)   the Mortgage Rate as of the Cut-off Date;

                    (F)   the related Periodic Rate Cap;

                    (G)   the Gross Margin;

            (xiii)  location of the related Mortgaged Property;

            (xiv) a code indicating whether a Prepayment Charge is applicable and, if so,

                    (A) the period during which such Prepayment Charge is in effect;

                    (B)   the amount of such Prepayment Charge;

                    (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

                    (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note; and

            (xv)    the Credit Score and date obtained.

      Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Issuing Entity.

      Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

      Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule set out on Exhibit B-1.

      Mortgaged Property:  The underlying property securing a Mortgage Loan.

      Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

      Mortgagor:  The obligor on a Mortgage Note.

      Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

      Net Rate: With respect to any interest in any REMIC and any Distribution Date, the product of (x) the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such interest.

      NIM Notes:  The notes to be issued pursuant to the Indenture.

      Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

      Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

      Non-Supported Interest Shortfall:  As defined in Section 4.02.

      Offered Certificates:  The Class A, Class M and Class B Certificates.

      Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

      One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

            (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

            (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of
                  (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

      Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor or the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any Affiliate of either such party, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

      Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to Section 9.01.

      Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting the Auction) or the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances, and (C) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law.

      OTS:  The Office of Thrift Supervision.

      Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

      Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

      Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

      Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      Pass-Through Rate: With respect to the Class A-1 Certificates, the Class A-1 Pass-Through Rate; with respect to the Class A-2A Certificates, the Class A-2A Pass-Through Rate; with respect to the Class A-2B Certificates, the Class A-2B Pass-Through Rate; with respect to the Class A-2C Certificates, the Class A-2C Pass-Through Rate; with respect to the Class A-2D Certificates, the Class A-2D Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class M-3 Certificates, the Class M-3 Pass-Through Rate; with respect to the Class M-4 Certificates, the Class M-4 Pass-Through Rate; with respect to the Class M-5 Certificates, the Class M-5 Pass-Through Rate; with respect to the Class M-6 Certificates, the Class M-6 Pass-Through Rate; with respect to the Class B-1A Certificates, the Class B-1A Pass-Through Rate; with respect to the Class B-1B Certificates, the Class B-1B Pass-Through Rate; with respect to the Class B-2A Certificates, the Class B-2A Pass-Through Rate; with respect to the Class B-2B Certificates, the Class B-2B Pass-Through Rate; with respect to the Class B-3A Certificates, the Class B-3A Pass-Through Rate; with respect to the Class B-3B Certificates, the Class B-3B Pass-Through Rate; and with respect to the Class R Certificate, the Class R Pass-Through Rate.

      PCAOB:  The Public Company Accounting Oversight Board.

      Percentage Interest:  With respect to:

            (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

            (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such

                  Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

      Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

      Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

            (i) holding the Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Cap Contracts and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

            (ii) issuing Certificates and other interests in the assets of the Trust Fund;

            (iii) receiving collections on the Mortgage Loans and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

            (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

      Permitted Investments: At any time, any one or more of the following obligations and securities:

            (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

            (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

            (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

            (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (viii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

            (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by at least one Rating Agency and the highest applicable long term rating of each Rating Agency rating such fund, if so rated; and

            (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

      Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government,

International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to a Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

      Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

      Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

      Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

      Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

      Prepayment Period: As to any Distribution Date, the period beginning with the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs.

      Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

      Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or required to be advanced by the Servicer on or before the related Servicer Remittance Date, (2) prepayments of principal in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer, the Trustee and the custodian pursuant to this Agreement and allocable to principal.

      Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

      Prospectus Supplement: The Prospectus Supplement, dated February 2, 2006, relating to the public offering of the Offered Certificates.

      PUD:  A Planned Unit Development.

      Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor or the applicable Transferor pursuant to Section 2.02 or 2.03 hereof or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to
(b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

      Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the

Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan that is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

      Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

      Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, England, and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date.

      Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

      Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

      Regulation S Global Securities: The Book-Entry Regulation S Global Securities and the Definitive Regulation S Global Securities.

      Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Contractor engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to the Servicer or the Trustee.

      Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

      Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

      REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean either of (or, as the context requires, both of) the Lower Tier REMIC and the Upper Tier REMIC.

      REMIC Pass-Through Rate: The Class A-1 Available Funds Cap (in the case of a Class included in Certificate Group One), the Class A-2 Available Funds Cap (in the case of a Class included in Certificate Group Two), the Floating Rate Subordinate Available Funds Cap (in the case of the Floating Rate Subordinate Certificates) and the Fixed Rate Subordinate Available Funds Cap (in the case of the Fixed Rate Subordinate Certificates).

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

      REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class P Certificates, the Class R Certificate and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.07 and (ii) the Uncertificated Class C Interest.

      Remittance Report:  As defined in Section 4.04(j) hereof.

      REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Replacement Mortgage Loan: A Mortgage Loan substituted by a Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

      Reportable Event:  Has the meaning set forth in Section 3.20

      Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee (or its custodian), substantially in the form of Exhibit I hereto.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

      Required Percentage: As of any Distribution Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

      Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

      Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than (i) distributions in respect of the Class LTR Interest and (ii) distributions on the Class R Certificate in respect of Excess Interest.

      Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

      Sale Agreement: The Mortgage Loan Sale and Assignment Agreement, dated as of January 1, 2006, between the Depositor and MLML.

      Sarbanes-Oxley Certification:  Has the meaning set forth in Section
3.20.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

      Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

      Securities Act:  The Securities Act of 1933, as amended.

      Servicer: Wilshire Credit Corporation, a Nevada corporation, or its successor in interest.

      Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

      Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two Business Days after the 15th day of the month in which the related Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which such Distribution Date occurs.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments; (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations; (3) the conservation, management, sale and liquidation of any REO Property; (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement; (5) correcting errors of prior servicers, tax tracking, title research, flood certifications, and lender paid mortgage insurance; (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement; and (7) compliance with the obligations under Sections 3.01 and 3.10.

      Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

      Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

      Servicing Fee Rate:  0.50% per annum.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

      Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

      SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and
Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

      Sponsor: MLML, or its successors in interest.

      Startup Day:  As defined in Section 2.07 hereof.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

      Stepdown Date: The later to occur of (1) the Distribution Date in February 2009 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 48.00% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

      Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN          REQUIRED LOSS PERCENTAGE
------------------------------          ------------------------
February 2008 - January 2009            1.65% with respect to February 2008,
                                        plus an additional 1/12th of 2.05% for
                                        each month thereafter

February                                2009 - January 2010 3.70% with respect
                                        to February 2009, plus an additional
                                        1/12th of 2.15% for each month
                                        thereafter

February                                2010 - January 2011 5.85% with respect
                                        to February 2010, plus an additional
                                        1/12th of 1.65% for each month
                                        thereafter

February                                2011 - January 2012 7.50% with respect
                                        to February 2011, plus an additional
                                        1/12th of 0.85% for each month
                                        thereafter

February 2012 and thereafter            8.35%

      Stepdown Trigger Event: With respect to the Certificates on or after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of the Mortgage Loans as of the last day of the preceding calendar month, equals or exceeds the product of (i) 30.75% and
(ii) the Required Percentage or (2) the quotient (expressed as a percentage) of
(A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

      Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to more than 5% of the Mortgage Loans under the direction or authority of a Servicer or the Trustee (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

      Subordinate Certificates:  The Class M and Class B Certificates.

      Subordinated Certificate Cap Contract: The confirmation and agreement, between the Issuing Entity or Trustee and the Cap Contract Counterparty (in the form of Exhibit N-3 hereto).

      Subordinated Certificate Cap Contract Notional Balance: With respect to any Distribution Date, the lesser of (x) the Subordinated Certificate Cap Contract Notional Balance set forth for such Distribution Date in the Floating Rate Subordinate Certificate One-Month LIBOR Cap Table attached hereto as Exhibit O-3 and (y) the outstanding Certificate Principal Balance of the Floating Rate Subordinate Certificates.

      Subordinated Certificate Cap Contract Termination Date: The Distribution Date in September 2008.

      Subordinated Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinated Certificate Cap Contract, a rate equal to the lesser of One-Month LIBOR and 8.85% per annum.

      Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

      Sub-Servicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a subservicing agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB and meets any of the criteria of Item 1108(a)(2)(i) through (iii) under the direction or authority of the Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Sub-Servicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any Sub-Servicer shall meet the qualifications set forth in Section 3.02. For classification purposes, the Trustee shall not be deemed a Sub-Servicer.

      Subservicing Agreement:  As defined in Section 3.02(a).

      Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

      Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

      Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

      Transfer Agreement: Each document set out on Exhibit J hereto pursuant to which the Sponsor acquired any Mortgage Loan from the Transferor of such Mortgage Loan.

      Transferor:  Each originator of a Mortgage Loan.

      Trust Fund: The corpus of the Issuing Entity created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Cap Contracts and Cap Contract Account; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      Trustee: Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

      Uncertificated Class C Interest: An uncertificated interest with an initial principal amount equal to the initial Overcollateralization Amount and having (i) the same rights to payments as the Class C Certificates, other than the rights to payments of amounts with respect to the Cap Contracts, and (ii) the rights to the payments treated as distributed to the Class C Certificates under Section 2.07(d), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class C Certificates pursuant to interest rate cap agreements under Section 2.07(d).

      United States Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

      Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

      Upper Tier REMIC: As described in the Preliminary Statement and Section 2.07.

      Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M, and Class B Certificates, with the allocation among such Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                  ARTICLE II.

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

      2.01. Conveyance of Mortgage Loans.

      The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

      It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

      In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee (or its custodian), the following documents or instruments with respect to each Mortgage Loan:

      (A) The original Mortgage Note endorsed in blank or, "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to [___________] or "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse."

      (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

      (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage endorsed either in blank or, to "Wells Fargo Bank, N.A., as trustee."

      (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

      (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

      (F) Originals of all assumption and modification agreements, if any.

      (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian, if applicable) written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian, if applicable) such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

      (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee (or its custodian) shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

      The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee (or its custodian) are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

      It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

      In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement, the rights in the Transfer Agreements described therein, and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

      2.02. Acceptance by the Trustee of the Mortgage Loans.

      Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it (or its custodian, on its behalf) holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

      The Trustee acknowledges receipt of the Cap Contracts (the form of each of which is attached hereto), the Transfer Agreements, the Bring Down Letters and the Sale Agreement.

      The Trustee agrees, for the benefit of Certificateholders, to review (or cause to be reviewed by its custodian, on its behalf pursuant to a custodial agreement) each Mortgage File delivered to it within 60 days after the Closing Date. The Trustee (or its custodian, as applicable) will ascertain and certify, within 70 days of the Closing Date, to the Depositor and the Servicer that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B-1 that have been conveyed to it. If the Trustee (or its custodian) finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee (or its custodian, as applicable) shall promptly (and in any event within no more than five Business Days) after such finding so notify the other (as applicable) and the Servicer, the Sponsor and the Depositor. In addition, the Trustee (or its custodian, as applicable) shall also notify the other (as applicable) and the Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within 90 days from the date the Trustee (or its custodian, as applicable) notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or the Trustee (or its custodian), upon receipt of a Request for Release, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee pursuant to the Sale Agreement, the Transfer Agreements and the Bring Down Letters. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Servicer and the Trustee shall keep confidential the name of each Mortgagor except as required by this Agreement and the Servicer and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's (or its custodian's) business or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee (or its custodian) or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee (or its custodian) having a need to know the same, provided that the Trustee (or its custodian, as applicable) advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Depositor.

      Within 70 days of the Closing Date, the Trustee (or its custodian) shall deliver to the Depositor and the Servicer the Final Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

      2.03. Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents and warrants to the Servicer and the Trustee as follows, as of the date hereof:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

            (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement and brought forward to the Closing Date pursuant to the related Bring Down Letter. The representations and warranties of each Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Sponsor with respect to the Mortgage Loans contained in the Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement or Bring Down Letter and (ii) a representation or warranty of the Sponsor under the Sale Agreement, the obligations of the Sponsor under the Sale Agreement shall be enforced against the Transferor or the Sponsor, as applicable, as set forth in the Sale Agreement. The Trustee acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to any related Mortgage Loans, except as otherwise set forth in the Sale Agreement, if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in the related Transfer Agreement or Bring Down Letter, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the Sponsor shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferors with respect to the Mortgage Loans, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

      In addition to the representations and warranties of the Transferors in the Transfer Agreements that were brought forward to the Closing Date pursuant to the related Bring Down Letter, with respect to each Mortgage Loan, each Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the related Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Sponsor shall (1) use reasonable efforts to enforce such covenant against the related Transferor and (2) if the Sponsor successfully enforces any obligation of the related Transferor to repurchase such Mortgage Loan, the Sponsor shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Sponsor does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Sponsor shall have no obligation or right to repurchase or cure such Mortgage Loan.

            (c) Upon discovery by any of the Depositor, the Servicer or the Trustee (or its custodian) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the applicable Transferor or the Sponsor, as applicable, shall either
(a) cure such breach in all material respects, (b) repurchase such Mortgage
Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor or the Sponsor, the Trustee's rights shall be enforced under the applicable Transfer Agreement and the Sale Agreement for the benefit of Certificateholders. If a breach of the representations and warranties set forth in the Transfer Agreement hereof exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Transfer Agreement, the Trustee shall enforce the right of the Issuing Entity to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the Sale Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage

Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Day. The Sponsor shall indemnify and hold harmless the Issuing Entity, the Trustee (or its custodian, as applicable), the Depositor, the Servicer and each Certificateholder against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee (or its custodian, as applicable), the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup day" under Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or the Sponsor, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the Sponsor, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the Sponsor, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

      With respect to any Mortgage Loan repurchased by the Sponsor pursuant to the Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section
3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee (or its custodian, on behalf of the Trustee) of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Sponsor or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor, the Sponsor or the related Transferor, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

      With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the applicable Transferor or the Sponsor, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee (or its custodian, on its behalf) shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

      For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Sponsor to the Trustee for deposit into the Certificate Account by the Sponsor on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

      Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

      The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

            (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Sponsor and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the Sponsor to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

            (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

            (f) The Depositor shall notify the Servicer and the Trustee when any NIM Notes are issued and when such NIM Notes are no longer outstanding.

      2.04. Representations and Warranties of the Servicer.

      The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

            (a) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a


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Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (b) The Servicer has the corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding hereunder may be brought.

            (c) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

            (d) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of mortgage loans for Freddie Mac.

            (e) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

            (g) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.


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      2.05. Substitutions and Repurchases of Mortgage Loans that are not
"Qualified Mortgages".

      Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in
Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section
2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

      2.06. Authentication and Delivery of Certificates.

      The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee, as authenticating agent, in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

      2.07. REMIC Elections.

            (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC and the Lower Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

            (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

      The Lower Tier REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to
Section 4.04(b)(i) hereof, (ii) the interests issued by the Lower Tier REMIC,
(iii) the grantor trusts described in this Section 2.07 hereof and (iv) each Cap Contract and the Cap Contract Account. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

      The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, (i) the pass-through rate on the REMIC Regular Interests represented by the Class A-1 Certificates and on the sole class of residual interest in the Upper Tier REMIC shall be subject


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to a cap equal to the Class A-1 Available Funds Cap; (ii) the pass-through rate on the REMIC Regular Interests represented by the Class A-2 Certificates shall be subject to a cap equal to the Class A-2 Available Funds Cap; (iii) the pass-through rate on the REMIC Regular Interests represented by the Floating Rate Subordinate Certificates shall be subject to a cap equal to the Floating Rate Subordinate Available Funds Cap; and (iv) the pass-through rate on the REMIC Regular Interests represented by the Fixed Rate Subordinate Certificates shall be subject to a cap equal to the Fixed Rate Subordinate Available Funds Cap.

      The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

            (c) The "tax matters person" with respect to the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

            (d) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

            (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the Cap Contracts, the Cap Contract Account, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

            (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be


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
treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

            (g) [RESERVED]

            (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received from the Mortgage Loans shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that
(i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause
(iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any


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Class of Certificates will not be allocated to any Lower Tier REMIC Regular
Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

      Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

      If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance," then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

      For purposes of this Section 2.07, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Group One, and (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Group Two.

            (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

            (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Issuing Entity against any and


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
all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor, or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

      2.08. [RESERVED]

      2.09. Covenants of the Servicer.

      The Servicer hereby covenants to each of the other parties to this Agreement as follows:

            (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor or the Trustee, any Affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.


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
      2.10. [RESERVED]

      2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Cap Contracts and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

      2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

      2.13. Depositor Notification of NIM Notes. The Depositor shall notify the Servicer in writing when NIM Notes are issued and when all previously issued NIM Notes are no longer outstanding.

                                  ARTICLE III.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      3.01. Servicer to Service Mortgage Loans.

      For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Sub-Servicers, as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the


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Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this
Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

      The Servicer shall not be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

      The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

      The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02, and for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

      The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account.

      With respect to any second lien Mortgage Loan, the Servicer may consent to the refinancing of the prior senior lien relating to such Mortgage Loan, provided that the following requirements are met:

            (a) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

            (b) the interest rate for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

            (c) the loan evidencing the refinanced senior lien is not subject to negative amortization.

      3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub-Servicer, which may be an Affiliate (each, a "Sub-Servicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement") including, at the Servicer's option, if requested to do so by the Holder of the Class C Certificate; provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such agreement would



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not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each Sub-Servicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee copies of all subservicing agreements. The Trustee shall have no obligations, duties or liabilities with respect to a Sub-Servicer, including without limitation, any obligation, duty or liability to monitor such Sub-Servicer or to pay a Sub-Servicer's fees and expenses.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Servicer.

            (c) The Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Sub-Servicer first agrees in writing with the Servicer to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Sections 3.17 and 3.18 of this Agreement.

      3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

      Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

      3.04. Trustee to Act as Servicer.

      Subject to Sections 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the


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Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04, are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated Servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement.

      The Servicer shall, upon request of the Trustee, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

            3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

      (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

      (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or


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
other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, or (iv) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default and (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan, or (v) the collection of such Prepayment Charge or portion thereof, or of a similar type of Prepayment Charge, would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or only to the extent that there are no NIM Notes outstanding or to the extent that the Depositor has notified the Servicer in writing that all previously issued NIM Notes are no longer outstanding, there is a certificated class action in which a similar type of prepayment charge is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

            (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (d) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than
      (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and
      (y) Prepayment Interest Excess;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (iv) all Subsequent Recoveries;

                  (v) all Compensating Interest;

                  (vi) any amount required to be deposited by the Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;


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
                  (vii) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (viii) all Advances made by the Servicer pursuant to Section 4.01;

                  (ix) all Prepayment Charges; and

                  (x) any other amounts required to be deposited hereunder.

      The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property and other similar ancillary fees (other than Prepayment Charges)) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

      The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

            (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                  (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

                  (ii) the Purchase Price and any Substitution Adjustment
      Amount;

                  (iii) any amount required to be deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                  (iv) the Optional Termination Amount paid by the winning bidder at the Auction or by the Servicer pursuant to Section 9.01.

      Any amounts received by the Trustee prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) that are required to be deposited in the Certificate Account by the Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer



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and deposit by the Trustee into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the then-current prime rate (as published by Wells Fargo Bank, N.A.) from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time cause the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

            (f) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.

      3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

      To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

      Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments and insurance premiums) and
3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.


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      3.07. Access to Certain Documentation and Information Regarding the
Mortgage Loans.

      Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

      The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control.

      3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

            (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Servicer for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                  (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

                  (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (vi) [reserved];

                  (vii) to pay to the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular


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      Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
      Section 3.06;

                  (viii) to pay the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;

                  (ix) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (x) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.04, Section 3.25 or
      Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                  (xi) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (xi) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                  (xii) [reserved];

                  (xiii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

                  (xiv) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

      In addition, no later than 2:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds and the Principal Funds, to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds by 2:00 p.m. Eastern Time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day. In the event such funds are not deposited by 2:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the then current "prime rate" (as published by Wells Fargo Bank, N.A.) for each date or part thereof until such amount is paid in full.

      The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

      The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.


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      Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

            (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

                  (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

                  (iii) to pay to the Trustee (or any custodian) for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof; and

                  (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account.

      3.09. [RESERVED]

      3.10. Maintenance of Hazard Insurance.

      The Servicer shall cause to be maintained, for each Mortgage Loan secured by a first lien, fire and hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as a Servicing Advance to the extent provided in Section 3.08(a)(vii) hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property with respect to a Mortgage Loan secured by a first lien is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood


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
insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

      In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy

      3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

      When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of the Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law, but which shall not be required. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such


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
conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

      3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation.

            (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. Any Mortgage Loan that is charged off may be sold to the majority Certificateholder of the Class C Certificates, at its option, at its fair market value after the time period specified in (e) below. If the Servicer has knowledge that a Mortgaged Property that it is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

      With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of itself and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.


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
      In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Issuing Entity with respect to the imposition of any such taxes.

      The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

      The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

      The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any Prepayment Charges.


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
      The proceeds of any net income from an REO Property, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this
Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

            (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

            (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Issuing Entity any Mortgage Loan that is 91 days or more Delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit to the Certificate Account and the Trustee (or its custodian, as applicable) upon receipt of such confirmation of deposit and a Request for Release from the Servicer in the form of Exhibit I hereto, shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Certificateholders with respect thereto.

            (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees with respect to such Mortgage Loan except as provided below, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer need not charge off the Mortgage Loan and may continue making Advances, the Servicer will continue to be entitled to Servicing Fees and the Servicer will be required to notify the Trustee of such decision.

            (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, only to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months.


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Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date which is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and (iii) the majority holder of the Class C Certificates may sell any such released loan to a third party.

      3.13. Trustee to Cooperate; Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Issuing Entity to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of
Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

      Each Request for Release may be delivered to the Trustee or its designee
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within four (4) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.


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
      On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii).

      If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate or on behalf of the Trustee, execute any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

      3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

      All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Issuing Entity, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

      3.15. Servicing Compensation.

      As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

      Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments, together with other benefits


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received from amounts in the Collection Account, shall be retained by the
Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

      3.16. Access to Certain Documentation.

      The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      3.17. Annual Statement as to Compliance.

      Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs), or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Trust, by April 15 of each calendar year (or if such day is not a Business Day, the immediately preceding Business
Day) the Servicer and the Trustee shall deliver to the Trustee, the Servicer and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit S stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Sub-Servicer, the signatory shall deliver, on behalf of that Sub-Servicer, the Officer's Certificate set forth in this
Section 3.17. Promptly after receipt of each such Officer's Certificate, the Depositor may review such Officer's Certificate and, if applicable, consult with the Servicer, any Sub-Servicer, and the Trustee, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party's obligations hereunder or, in the case of any Sub-Servicer, under such other applicable agreement.

      3.18. Annual Assessment of Compliance; Accountant's Attestation; Financial Statements.

            (a) (i) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Trust's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall cause any Sub-Servicer or Sub-Contractor engaged by it to furnish (unless in the case of a Sub-Contractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required for the Sub-Contractor) and (ii) not later than April 15 of each calendar year with respect to any calendar year during which the Trust's annual report on


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Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall cause any Sub-Servicer engaged by it to furnish, to the Trustee, the Servicer and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain
(A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.20, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

      Promptly after receipt of each report on assessment of compliance, (i) the Depositor may review each such report and, if applicable, consult with the Servicer, and the Trustee, and any Sub-Servicer or Sub-Contractor engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Servicer, the Trustee, and any Sub-Servicer or Sub-Contractor engaged by such parties, and (ii) the Trustee shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and notify the Depositor of any exceptions.

            (b) (i) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Trust's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Sub-Servicer or Sub-Contractor engaged by it to cause (unless in the case of a Sub-Contractor, the Depositor has notified the Servicer and the Trustee in writing that such report is not required for the Sub-Contractor) and (ii) not later than April 15 of each calendar year with respect to any calendar year during which the Trust's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer and the Trustee each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Sub-Servicer engaged by it to cause, a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to the Servicer, the Trustee, the Sponsor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a report (the "Accountants Attestation") to the Trustee, the Servicer and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

            (c) Promptly after receipt of such report from the Servicer and the Trustee, and any Sub-Servicer or Sub-Contractor engaged by such parties, (i) the Depositor may review the report and, if


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applicable, consult with such parties as to the nature of any defaults by any of such parties, as the case may be, in the fulfillment of such party's obligations hereunder or under any other applicable agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section 3.18(a) is coupled with an attestation meeting the requirements of this Section 3.18(b) and notify the Depositor of any exceptions.

            (d)   [Reserved].

            (e)   [Reserved].

            (f) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

      3.19. [RESERVED]

      3.20. Periodic Filings.

      Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit X and directed and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval.

      For so long as the Trust is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event (i) each party listed on Exhibit X hereto shall use commercially reasonable best efforts to provide immediate notice to the Trustee, the Depositor and the Servicer, by fax and by phone or by e-mail and by phone (using the contact information set forth in Section 10.05 or, in the case of the Trustee, set forth on Exhibit T), (ii) each such party shall be required to provide to the Trustee, the Servicer and the Depositor, to the extent known, in Word format or such other EDGAR-compatible format as agreed upon by the Trustee, the Depositor and such party, the Form 8-K Disclosure Information described on Exhibit X applicable to such party, together with the form set forth on Exhibit T (the "Additional Disclosure Notification") by Noon New York City time on the 2nd Business Day following the occurrence of such Reportable Event, (iii) the Servicer shall provide to the Trustee, within 2 Business Days of its receipt of notice pursuant to clause (i) above, an executed signature page for Form 8-K to be held by the Trustee until its release by the Servicer to the Trustee, and (iv) the Depositor, by the end of business New York City time on the 2nd day following such Reportable Event, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any


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Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

      After preparing the Form 8-K, the Trustee shall forward electronically, no later than noon New York City time on the 3rd Business Day after the Reportable Event, a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than [1:00 pm] New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Servicer shall release the signature page to the Form 8-K delivered pursuant to clause (iii) of the preceding paragraph (with an original executed hard copy to follow by overnight mail to the Trustee). If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in the third to last paragraph of this Section 3.20. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee. The signing party at the Servicer can be contacted at
(503) 952-7351 or (503) 952-7958. The parties to this Agreement acknowledge that the performance by the Trustee or the Servicer of its respective duties under this Section 3.20 related to the timely preparation and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.20. Neither the Trustee nor the Servicer shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's or the Servicer's, as applicable, inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K.

      Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any necessary disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Y and directed and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

      As set forth in Schedule Y hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party hereto shall be required to provide to the Depositor and the Trustee, to the extent known, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure and shall forward such Additional Form 10-D Disclosure to the Trustee in Word format or such other EDGAR-compatible format as agreed by the Trustee and the Depositor, together with the Additional Disclosure Notification. The Trustee and the Servicer have no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

      After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review. No later than two (2) Business Days after receipt of a final copy after the related Distribution Date, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in the third to last paragraph of this


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Section. Promptly (but not later than one Business Day) after filing with the
Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The parties to this Agreement acknowledge that the performance by the Trustee or the Servicer of its respective duties under this Section 3.20 related to the timely preparation and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.20. Neither the Trustee nor the Servicer will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, and/or timely file such Form 10-D resulting from the Trustee's or the Servicer's, as applicable, inability or failure to receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

      On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2007, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Trustee, the Servicer and each Sub-Servicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Servicer and each Sub-Servicer and Sub-Contractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any such party's report on assessment of compliance with servicing criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer and each Sub-Servicer and Sub-Contractor (if applicable), as described in Section 3.18 of this Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.18 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification (defined below) in the form attached hereto as Exhibit R, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Z and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction or approval.

      As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2007, (i) certain parties to the transaction shall be required to provide to the Depositor, the Servicer and the Trustee, to the extent known, any Additional Form 10-K Disclosure, applicable to such party, and
(ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure to the Trustee in Word format or such other EDGAR-compatible format as agreed by the Trustee and the Depositor, together with the Additional Disclosure Notification. The Trustee and the Servicer have no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Z of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

      After preparing the Form 10-K, the Trustee shall, no later than the 6th Business Day prior to the 10-K Filing Deadline, forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. No later than the end of business New York City time on the 3rd Business Day after


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receipt thereof, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in the third to last paragraph of this Section. Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section
3.20 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Sub-Servicer or Sub-Contractor) strictly observing all applicable deadlines in the performance of their duties under this Section 3.20, Section 3.17 and Section 3.18. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K resulting from the Trustee's inability or failure to receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

      Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit R. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Certification to the Trustee by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee, the Servicer and any Sub-Servicer, shall sign and provide, and each such party shall cause any Sub-Servicer (to the extent required by the Exchange Act and the rules and regulations of the Commission) engaged by it to sign and provide, to the Servicer by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and affiliates regarding certain aspects of the Form 10-K Certification. In the event the Servicer, any Sub-Servicer, the Trustee or any Sub-Contractor engaged by any such party is terminated or resigns (to the extent the Servicer or Trustee, as applicable, can reasonably obtain such) pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Servicer pursuant to this Section 3.20 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

      The Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

      On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

      In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor and the Servicer of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10KA


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     as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of
Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Trustee will notify the Depositor and the Servicer and such parties agree to cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Servicer. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.20 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer and the Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

      If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer, and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

      The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

      3.21. Indemnification by Trustee.

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to
Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement of Compliance provided on its behalf pursuant to Section 3.17 or 3.18, as applicable, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.


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      3.22. Indemnification by Servicer.

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Sub-Servicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section 3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

      3.23. Prepayment Charge Reporting Requirements.

      Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

                  (i)   loan number;

                  (ii)  current Mortgage Rate;

                  (iii) current principal balance;

                  (iv)  original principal balance;

                  (v)   Prepayment Charge amount due; and

                  (vi)  Prepayment Charge amount collected.

      3.24. Information to the Trustee.

      Two Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee a monthly remittance advice in the form set forth in Exhibit M-2 (or such other form or forms as the Trustee and the Servicer may from time to time agree) for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the 14th day of the month in which such report is to be furnished); provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by the Servicer to the Trustee on the next Business Day; and provided, further, that in the event there are three non-Business Days preceding the 18th day, the Servicer will (a) furnish to the Trustee, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Trustee, by 3:00 P.M., Eastern time, on


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the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period.

      3.25. Indemnification.

      The Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee, the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer promptly shall notify the Sponsor, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer shall promptly reimburse itself from the assets of the Issuing Entity in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when and to the extent a determination has been made that the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

      3.26. Nonsolicitation.

      For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its Affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer or its Affiliates or agents which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

      3.27. High Cost Mortgage Loans.

      In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan," "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor and the Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan, and the related Transferor or the Sponsor will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.


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                                  ARTICLE IV.

                                 DISTRIBUTIONS

      4.01. Advances.

            (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 4:00 p.m. Eastern time, on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

      In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

            (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the


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Servicer delivered to the Depositor and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

            (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

      4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

      In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution Date shall be limited to the product of (x) one twelfth of 0.25% per annum and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

      4.03. Distributions on the REMIC Interests.

      On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

      4.04. Distributions.

            (a)   Reserved.

            (b) On each Distribution Date, the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds in the following order of priority:

                  (i) to the Class P Certificates, an amount equal to any Prepayment Charges collected on the Mortgage Loans during the related Prepayment Period and all amounts paid by the Servicer, the Sponsor or the Transferors in respect of Prepayment Charges pursuant to this Agreement, the Sale Agreement or the Transfer Agreements, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the related Transfer Agreement, in each case for the related Prepayment Period;

                  (ii) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if


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      such amount is not sufficient to make a full distribution of the Current
      Interest and any Interest Carry Forward Amount with respect to the Class A Certificates, such amount will be distributed pro rata among classes of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

                  (iii) to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carry Forward Amount;

                  (iv) to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carry Forward Amount;

                  (v) to the Class M-3 Certificates, the Class M-3 Current Interest and any Class M-3 Interest Carry Forward Amount;

                  (vi) to the Class M-4 Certificates, the Class M-4 Current Interest and any Class M-4 Interest Carry Forward Amount;

                  (vii) to the Class M-5 Certificates, the Class M-5 Current Interest and any Class M-5 Interest Carry Forward Amount;

                  (viii) to the Class M-6 Certificates, the Class M-6 Current Interest and any Class M-6 Interest Carry Forward Amount;

                  (ix) concurrently, to each class of the Class B-1 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class B-1 Certificates, such amount will be distributed pro rata among classes of the Class B-1 Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class B-1 Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class B-1 Certificates in the aggregate;

                  (x) concurrently, to each class of the Class B-2 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class B-2 Certificates, such amount will be distributed pro rata among classes of the Class B-2 Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class B-2 Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class B-2 Certificates in the aggregate;

                  (xi) concurrently, to each class of the Class B-3 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to the Class B-3 Certificates, such amount will be distributed pro rata among classes of the Class B-3 Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class B-3 Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class B-3 Certificates in the aggregate; and


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                  (xii) any remainder pursuant to Section 4.04(f) hereof.

      On each Distribution Date, subject to the proviso in (ii) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied if necessary, to the class or classes of Certificates that are not related to such group of Mortgage Loans.

            (c)   [Reserved]

            (d) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows:

                        (A) the Group One Principal Distribution Amount will be distributed first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, to the Class A-1 Certificate until the Class A-1 Certificate Principal Balance has been reduced to zero; and

                        (B) the Group Two Principal Distribution Amount will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata among such classes of Certificates, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

                  (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

                  (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;


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                  (vii)  to the Class M-6 Certificates, the Class M-6 Principal
      Distribution Amount;

                  (viii) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

                  (ix) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

                  (x) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

                  (xi)   any remainder pursuant to Section 4.04(f) hereof.

            (e)   [Reserved]

            (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xii) and (d)(xi) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                  (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

                  (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

                  (v) to the Class M-4 Certificates, the Class M-4 Unpaid Realized Loss Amount;

                  (vi) to the Class M-5 Certificates, the Class M-5 Unpaid Realized Loss Amount;

                  (vii) to the Class M-6 Certificates, the Class M-6 Unpaid Realized Loss Amount;

                  (viii) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

                  (ix) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

                  (x) pro rata based on their respective Certificate Principal Balances, to each class of the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;


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                  (xi)   to the Class A, Class M and Class B Certificates, on a
      pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each Class; and

                  (xii)  the remainder pursuant to Section 4.04(g) hereof.

            (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xii) as follows:

                  (i) to the Class C Certificates in the following order of priority, (A) the Class C Current Interest, (B) the Class C Interest Carry Forward Amount, (C) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (D) the Class C Unpaid Realized Loss Amount; and

                  (ii)   the remainder pursuant to Section 4.04(h) hereof.

            (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(ii) hereof (i) to the Trustee (and its custodian) to reimburse amounts or pay indemnification amounts owing to the Trustee (and its custodian, as applicable) from the Issuing Entity pursuant to
Section 8.06 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

            (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinated Certificates in the following order of priority:

                  (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

                  (ii) to the Class B-3 Certificates (pro rata between the Class B-3A and the Class B-3B Certificates based on their respective Certificate Principal Balances) until the Class B-3 Certificate Principal Balance is reduced to zero;

                  (iii) to the Class B-2 Certificates (pro rata between the Class B-2A and the Class B-2B Certificates based on their respective Certificate Principal Balances) until the Class B-2 Certificate Principal Balance is reduced to zero;

                  (iv) to the Class B-1 Certificates (pro rata between the Class B-1A and the Class B-1B Certificates based on their respective Certificate Principal Balances) until the Class B-1 Certificate Principal Balance is reduced to zero;

                  (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

                  (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

                  (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;


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                  (viii) to the Class M-3 Certificates until the Class M-3
      Certificate Principal Balance is reduced to zero;

                  (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

            (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

      In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee in the form of a computer readable magnetic tape (or by such other electronic means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

            (k) The Trustee is hereby directed by the Depositor to execute the Cap Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Cap Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contracts, the Trustee shall not be required to make any payments to the counterparty under the Cap Contracts. Any payments received under the terms of the related Cap Contract will be available to pay the holders of the Offered Certificates (other than holders of the Fixed Rate Subordinate Certificates) up to the amount of any Floating Rate Certificate Carryover remaining after the application of Section 4.04(f)(xi) on such Distribution Date; provided, however, that payments received on the Cap Contract will not be used to pay any Floating Rate Certificate Carryover that results from a failure to allocate Applied Realized Loss Amounts to the Class A Certificates. Any amounts in the Cap Contract Account on any Distribution Date in excess of amounts required, subject to the restrictions set forth in the preceding sentence, to pay outstanding Floating Rate Certificate Carryovers (other than with respect to the Fixed Rate Subordinate Certificates) on such Distribution Date will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid to the related Classes of Offered Certificates (other than the Fixed Rate Subordinate Certificates), pro rata based upon such Floating Rate Certificate Carryovers for each such class of Offered Certificates. Amounts received on the Class A-1 Cap Contract will only be available to make payments on the Class A-1 and Class R certificates, amounts received on the Class A-2 Cap Contract will only be available to make payments on the Class A-2 certificates, amounts received on the Subordinated Certificate Cap Contract will only be available to make payments on the Floating Rate Subordinate Certificates.


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                  (i)   The Trustee shall establish and maintain, for the
      benefit of the Issuing Entity and the Certificateholders, the Cap Contract Account. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the related Cap Contract shall be deposited by the Trustee into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Offered Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Cap Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Cap Contract, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of (A) in the case of the Class A-1 Cap Contract, the Class A-1 Certificates, (B) in the case of the Class A-2 Cap Contract, the Class A-2 Certificates and (C) in the case of the Subordinated Certificate Cap Contract, the Floating Rate Subordinate Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Cap Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to Section 4.05 hereof.

                  (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

                  (iii) Each Cap Contract is scheduled to remain in effect until the related Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the related Cap Contract Counterparty (after a grace period of three (3) Local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

      4.05. Monthly Statements to Certificateholders.

            (a) Not later than each Distribution Date, based on information provided by the Servicer to the extent required by this Agreement, the Trustee shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Issuing Entity, the Servicer, the Trustee, the Rating Agencies and the Depositor a statement setting forth for the Certificates the following information; provided, however, that, with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, the information set forth in items (xxii) through (xxxi) below are not required to be included in such statement during any such calendar year:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C)


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      the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) any Interest Carry Forward Amount for each Class of the Offered Certificates;

                  (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) the Pool Stated Principal Balance for such Distribution Date;

                  (vi) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer;

                  (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (viii) the amount of Advances included in the distribution on such Distribution Date;

                  (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

                  (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 to 120 days, (4) 121 to 150 days,
      (5) 151 to 180 days and (6) 181 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 to 120 days, (4) 121 to 150 days, (5) 151 to 180 days and (6) 181 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to Group One Mortgage Loans and Group Two Mortgage Loans;

                  (xiv) whether a Stepdown Trigger Event or Class A-1 Trigger Event has occurred and is in effect;


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                  (xv)    with respect to each Class of Certificates, any
      Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

                  (xvi) with respect to each Class of Certificates, any Floating Rate Certificate Carryover with respect to such Distribution Date for each such Class, any Floating Rate Certificate Carryover paid for each such Class and any remaining Floating Rate Certificate Carryover for each such Class;

                  (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xviii) the number of Mortgage Loans for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xix) as of each Distribution Date, the amount, if any, to be deposited in the Certificate Account pursuant to the related Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Offered Certificates described in Section 4.04(k) hereof;

                  (xx) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(v);

                  (xxi) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest or REMIC "residual interest";

                  (xxii) the aggregate amount of all Advances recovered during the related Due Period;

                  (xxiii) the allocation to each Class of Certificate of any Realized Losses during the related Due Period;

                  (xxiv) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

                  (xxv) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;

                  (xxvi) any material changes to methodology regarding calculations of delinquencies and charge-offs;

                  (xxvii) information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements;


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                  (xxviii) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

                  (xxix) material breaches of pool asset representations or warranties or transaction covenants;

                  (xxx) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

                  (xxxi) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

            (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

      The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

      As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

            (c)   [Reserved].

            (d) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

            (e) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate each Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMICs; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

      The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE V.

                                THE CERTIFICATES

      5.01. The Certificates.

      The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                 Minimum         Integral Multiples in      Original Certificate
Class          Denomination        Excess of Minimum          Principal Balance
-----          ------------        -----------------          -----------------
A-1             $25,000.00                  $1.00                  $355,063,000
A-2A            $25,000.00                  $1.00                  $131,097,000
A-2B            $25,000.00                  $1.00                   $32,811,000
A-2C            $25,000.00                  $1.00                   $39,655,000
A-2D            $25,000.00                  $1.00                   $19,554,000
M-1             $25,000.00                  $1.00                   $30,862,000

                 Minimum         Integral Multiples in      Original Certificate
Class          Denomination        Excess of Minimum          Principal Balance
-----          ------------        -----------------          -----------------
M-2             $25,000.00                  $1.00                   $28,909,000
M-3             $25,000.00                  $1.00                   $17,579,000
M-4             $25,000.00                  $1.00                   $16,017,000
M-5             $25,000.00                  $1.00                   $15,235,000
M-6             $25,000.00                  $1.00                   $14,454,000
B-1A            $25,000.00                  $1.00                    $7,423,000
B-1B            $25,000.00                  $1.00                    $7,422,000
B-2A            $25,000.00                  $1.00                    $6,251,000
B-2B            $25,000.00                  $1.00                    $6,250,000
B-3A            $25,000.00                  $1.00                    $5,079,000
B-3B            $25,000.00                  $1.00                    $5,078,000
C                 (1)                        (1)                      100%
P                 (2)                        (2)                       (2)
R               $100.00                      N/A                     $100.00

----------
      (1) The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 25%.

      (2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 25%.

      The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee, as authenticating agent, by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee, as authenticating agent, shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

      5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee, as authenticating agent, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

      At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and, in its capacity as authenticating agent, shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

      No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

      No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or in connection with any transfers of a Class C or a Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

      By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in

Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

      No transfer of an ERISA Restricted Certificate or a Class R Certificate will be registered unless the Trustee has received (I) a representation that the transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), or any Person directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan or (II) solely in the case of an ERISA Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60 and the acquisition and holding of the Certificate is covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of any such Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

      Except in the case of a Definitive Certificate, the representations as set forth in the immediately preceding paragraph of this Subsection 5.02(a), other than clause (II)(B) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of the Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Certificate).

      Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate or a Class R Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate or a Class R Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate or a Class R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such ERISA Restricted Certificate or a Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

            (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this
      Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this
      Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) At the option of the Holder of the Class R Certificate, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the Residual Interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

      The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

            (d) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

      5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

      5.04. Persons Deemed Owners.

      The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

      5.05. Access to List of Certificateholders' Names and Addresses.

      If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

      5.06. Book-Entry Certificates.

      The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be Definitive Certificates (as described below). The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

            (a) the provisions of this Section shall be in full force and effect;

            (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

            (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

            (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

            (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

            (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

            (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

      5.07. Notices to Depository.

      Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

      5.08. Definitive Certificates.

      If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee, as authenticating agent, shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

      5.09. Maintenance of Office or Agency.

      The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,

Attention: Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

      5.10. [Reserved]

                                  ARTICLE VI.

                         THE DEPOSITOR AND THE SERVICER

      6.01. Respective Liabilities of the Depositor and the Servicer.

      The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

      6.02. Merger or Consolidation of the Depositor or the Servicer.

      Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

      6.03. Limitation on Liability of the Depositor, the Servicer and Others.

      None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties


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hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

      6.04. Limitation on Resignation of Servicer.

      The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

      6.05. Errors and Omissions Insurance; Fidelity Bonds. The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable commercial efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

      6.06. Special Servicing Agreements.

      The Servicer may enter into a special servicing advisory agreement with an unaffiliated holder of the Class R Certificate and/or one or more other classes of subordinated certificates or an advisor thereto designated by such holder. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such holder or advisor may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate delinquent Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.


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                                  ARTICLE VII.

                        DEFAULT; TERMINATION OF SERVICER

      7.01. Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to deposit in the Collection Account or the Certificate Account or remit to the Trustee (a) any payment (excluding Advances) required to be made under the terms of this Agreement, which failure shall continue unremedied for three (3) Business Days or (b) Advances required to be made under Section 4.01 hereof, which failure shall continue unremedied as of 3:00 p.m. New York City Time on the Business Day immediately prior to the related Distribution Date; or

                  (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

                  (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18, 3.20 and
      3.22 of this Agreement which failure continues unremedied 3 Business Days after receipt by the Servicer of notice thereof.

      If an Event of Default shall occur with respect to the Servicer pursuant to subsection (i) of this Section 7.01, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default shall occur with respect to the Servicer pursuant to subsection (ii) - (vi) of this Section 7.01, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of any such written notice, all


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authority and power of the Servicer hereunder, whether with respect to the
Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in
Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

      Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

      7.02. Trustee to Act; Appointment of Successor.

      On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and


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delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

      7.03. Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII.

                             CONCERNING THE TRUSTEE

      8.01. Duties of the Trustee.

      The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.


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      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

            (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

            (c) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

      8.02. Certain Matters Affecting the Trustee.

            (a)   Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;


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                  (iii)  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

                  (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

                  (x) if requested by the Servicer, the Trustee may appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

                  (xi) the Trustee may rely on the sole judgment of the Depositor in determining whether "Eligible Collateral" (as defined in the related Cap Contract) has been delivered in an amount equal to the "Exposure" (as defined in the related Cap Contract) as contemplated by
      Section 4(10) of the related Cap Contract. The Trustee shall not be liable, individually or as Trustee, for any action relating to the determination of whether collateral delivered pursuant to the sentence above constitutes "Eligible Collateral."


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            (b)   All rights of action under this Agreement or under any of the
Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to undertake any rerecording, refiling or redepositing, as applicable, thereof, (B) to establish or maintain any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Issuing Entity.

      8.03. Trustee Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or of any related document other than with respect to the execution and authentication of the Certificates, if the Trustee executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

      8.04. Trustee May Own Certificates.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

      8.05. Trustee's Fees and Expenses.

      The Trustee shall be entitled to compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

      8.06. Indemnification and Expenses of Trustee.

            (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their respective duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim


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      shall not relieve the Issuing Entity of the obligation to indemnify the
      Trustee under this Section 8.06;

                  (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;

                  (iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

                  (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section
      1.860G-1(b)(3)(ii).

      The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

            (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

            (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and shall cease to apply after the date on which any NIM Notes are paid in full; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

            (d) The custodian shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsections (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.

      8.07. Eligibility Requirements for Trustee.

      The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so


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published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

      8.08. Resignation and Removal of Trustee.

      The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and
(2) acceptance of appointment by a successor trustee in accordance with Section
8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

      The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, upon failure of the Trustee to perform its obligations hereunder, may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

      8.09. Successor Trustee.

      Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.


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      No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

      8.10. Merger or Consolidation of Trustee.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

      8.11. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Issuing Entity and subject to the written approval of the Servicer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the


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Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      8.12. Tax Matters.

            (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Issuing Entity shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the


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calculation of any original issue discount using the Prepayment Assumption; (e)
provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

      In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

      In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with


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amounts (other than amounts received by the Issuing Entity as a payment on any
Cap Contract) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts received by the Issuing Entity as a payment on any Cap Contract) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-3 Certificates (pro rata), third, to the Class B-2 Certificates (pro rata), fourth, to the Class B-1 Certificates (pro rata), fifth, to the Class M-6 Certificates (pro rata), sixth, to the Class M-5 Certificates (pro rata), seventh, to the Class M-4 Certificates (pro rata), eighth, to the Class M-3 Certificates (pro rata), ninth, to the Class M-2 Certificates (pro rata), tenth, to the Class M-1 Certificates (pro rata), and eleventh, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

            (b) Each of the Depositor and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                  ARTICLE IX.

                                  TERMINATION

      9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

            (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

            (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). In addition, the Trustee will also solicit a bid from each Holder of a Class C Certificate. The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Issuing Entity). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (i) the Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Trustee expenses), (ii) the Depositor with respect to the information described in clause (C) of


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the definition of "Optional Termination Price." The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

      If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the Servicer may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the Servicer shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) reimburse the Trustee for its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

            (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

      9.02. Final Distribution on the Certificates.

      If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

      Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

      In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in


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an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee (or its custodian) shall promptly release the Mortgage Files for the Mortgage Loans.

      Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

      In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

      9.03. Additional Termination Requirements.

            (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Trustee or the Servicer, as applicable, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.


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            (b)   By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

            (c) The Trustee as agent for each REMIC hereby agrees, upon the written request of the Depositor and the receipt of the Opinion of Counsel referred to in Section 9.03(a), to adopt and sign such a plan of complete liquidation prepared and delivered to it by the Depositor and to take such other action in connection therewith as may be reasonably requested by the Depositor.

            (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

            (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least 20 days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is 20 days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

      10.01. Amendment.

      This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders to,

                  (i)   to cure any ambiguity or correct any mistake,

                  (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

                  (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

                  (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such


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amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. In addition, this Agreement may be amended form time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

      Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Issuing Entity or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Issuing Entity at any time prior to the final redemption of the Certificates, provided that the Trustee shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Issuing Entity, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

      This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Issuing Entity, to the effect that such amendment will not cause the imposition of any tax on the Issuing Entity, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or, upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

      The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

      Notwithstanding anything to the contrary in this Section 11.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

      10.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      10.03. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      10.04. Intention of Parties.

      It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

      The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

      10.05. Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)   Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

                  (v)   The final payment to Certificateholders; and

                  (vi)  Any change in the location of the Certificate Account.

            (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

                  (i)   Each report to Certificateholders described in Section
      4.05;

                  (ii)  Each annual statement as to compliance described in
      Section 3.17; and

                  (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the Servicer, Wilshire Credit Corporation, 14523 S.W. Millikan Way, Suite 200, Beaverton, Oregon 97005, Attention: Heidi Peterson; (d) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Client Services Manager - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1; (e) in the case of the Cap Contract Counterparty, Bear Stearns Financial Products, Inc., 383 Madison Avenue, 36th Floor, New York, New York 10179; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

      10.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      10.07. Assignment.

      Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

      Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

      The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

      An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Sub-Servicer set forth in this Agreement.

      The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

      Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Issuing Entity are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

      10.08. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      10.09. Inspection and Audit Rights.

      The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, subject to a reasonable confidentiality agreement, or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

      10.10. Certificates Nonassessable and Fully Paid.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee, as authenticating agent, pursuant to this Agreement, are and shall be deemed fully paid.

      10.11. Compliance with Regulation AB.

      Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as is necessary to comply with the provisions of Regulation AB.

      IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                         as Depositor


                                       By:
                                           -------------------------------------
                                           Name:  Matthew Whalen
                                           Title: President


                                       WELLS FARGO BANK, N.A.,
                                         as Trustee


                                       By:
                                           -------------------------------------
                                           Name:  Michael D. Pinzon
                                           Title: Assistant Vice President


                                       WILSHIRE CREDIT CORPORATION,
                                         as Servicer


                                       By:
                                           -------------------------------------
                                           Name:  Heidi Peterson
                                           Title: Vice President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                                  MORTGAGE POOL

                             [INTENTIONALLY OMITTED]


                                     B-1-1

                                   EXHIBIT B-2

                             MORTGAGE LOAN SCHEDULE

                            GROUP ONE MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-2-1

                                   EXHIBIT B-3

                             MORTGAGE LOAN SCHEDULE

                            GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]


                                      B-3-1

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF FINAL CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 S.W. Millikan Way,
Suite 200
Beaverton, Oregon 97005

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:  Merrill Lynch Mortgage Investors Trust,
     Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), the undersigned, as custodian, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (a) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

          (b) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (c) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

          The custodian has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section
     2.01 in the Agreement. The custodian makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

                                       [WELLS FARGO BANK, N.A.,
                                            as Custodian]

                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                   EXHIBIT E-1

                FORM OF CLASS R TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2006-HE1

Ladies and Gentlemen:

     We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1, Class R, described in the Prospectus Supplement, dated February 2, 2006, and Prospectus, dated August 26, 2005.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:1

        [ ]   THE CLASS R CERTIFICATE WILL BE REGISTERED IN OUR NAME.

        [ ]   THE CLASS R CERTIFICATE WILL BE HELD IN THE NAME OF OUR NOMINEE,
              _________________, WHICH IS NOT A DISQUALIFIED ORGANIZATION.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.



1 Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-1

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Accepted as of__________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.



By:
   ------------------------------------
   Name:
   Title:


                                      E-1-2

                                   APPENDIX A

                              Affidavit pursuant to
          (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1.   He or she is an officer of _________________________ (the
          "Transferee"),

     2.   the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6.   the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

          A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                      E-1-3

          B. the present value of the expected future distributions on such residual interest; and

          C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

          For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury


                                      E-1-4
regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

By:
     ------------------------------------------------




     Address of Investor for receipt of distribution:

     Address of Investor for receipt of tax information:

     (Corporate Seal)

     Attest:

     ------------------------------------------------

                                                     , Secretary
     ------------------------------------------------


                                      E-1-5

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ____ day of ______________, 200__.


Notary Public

County of
         --------------------------------------------
State of
        ---------------------------------------------
My commission expires the ________ day of ______________



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
Dated:
      ------------


                                      E-1-6

                                  EXHIBIT E - 2

                     FORM OF CLASS R TRANSFEROR'S AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services - Merrill Lynch Mortgage Investors Trust,
            Series 2006-HE1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        ----------------------------------------
                                        Name:
                                        Title:


                                      E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

Ladies and Gentlemen:

     In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and Wilshire Credit Corporation, as servicer.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name of Transferor

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

      1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

      2. The Certificates will bear a legend to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A)

      AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B)
      REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

      3. The ERISA Restricted Certificates will bear a legend to the following effect:

      NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

      4. The Class R Certificate will bear a legend to the following effect:

      NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

      5. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY](2) and not with a view to or for sale or other transfer in connection with any distribution

----------
2     Not required of a broker/dealer purchaser.

of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

      6. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

      7. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

      8. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such Plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

      9. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

      10. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

      11. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                      Very truly yours,

                                      [PURCHASER]

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), Wilshire Credit Corporation, as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

      We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                      Very truly yours,

                                      [PURCHASER]

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________(3) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

            [ ] Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            [ ] Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            [ ] Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            [ ] Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            [ ] Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

----------
3 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

            [ ] State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            [ ] ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

            [ ] Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

            [ ] Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

            [ ] Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

      3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      Date:
                                           -------------------------------------

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

      [ ] The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      [ ] The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      IF AN ADVISER:


                                      ------------------------------------------
                                      Print Name of Buyer

                                      Date:
                                           -------------------------------------

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue Southeast
      Minneapolis, Minnesota 55414

Re:   Merrill Lynch Mortgage Investors Trust,
      Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

      In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, and Wilshire Credit Corporation, as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

      [ ] 1. MORTGAGE PAID IN FULL

      [ ] 2. FORECLOSURE

      [ ] 3. SUBSTITUTION

      [ ] 4. OTHER LIQUIDATION (REPURCHASES, ETC.)

      [ ] 5. NONLIQUIDATION

Address to which the Custodian should deliver the Mortgage File:

                                      By:
                                         ---------------------------------------
                                               (authorized signer)

                                      Address:
                                              ----------------------------------
                                      Date:
                                           -------------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

WELLS FARGO BANK, N.A.,
as Custodian

BY:
   ---------------------------------      --------------------------------
       SIGNATURE                          DATE

DOCUMENTS RETURNED TO CUSTODIAN:


BY:
   ---------------------------------      --------------------------------
       SIGNATURE                          DATE

                                    EXHIBIT J

             MLML LIST OF TRANSFER AGREEMENTS AND BRING DOWN LETTERS

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and Acoustic Home Loans, LLC., as seller and interim servicer.

Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 24, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and Ameriquest Mortgage Company, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of August 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and NovaStar Mortgage, Inc., as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of April 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and ComUnity Lending, Inc., as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and BayRock Mortgage Corporation, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and CIT, as seller and interim servicer.

Master Seller's Warranties and Servicing Agreement, dated as of March 1, 2005, as amended by joinder of Merrill Lynch Mortgage Lending, Inc. as of October 6, 2005, between Merrill Lynch Mortgage Holdings, Inc., as initial purchaser, and First Horizon Home Loan Corporation, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of September 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and First Street Financial, Inc., as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 1, 2005, among Merrill Lynch Mortgage Capital Inc. and Merrill Lynch Mortgage Lending, Inc., each as initial purchasers, and Fremont Investment & Loan, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of July 1, 2004, as amended, between Merrill Lynch Mortgage Capital Inc., as initial purchaser, and Impac Funding Corporation, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2005, as amended, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and Lenders Direct Capital Corporation, as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and Liberty American Mortgage Corp., as seller and interim servicer.

Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of December 1, 2005, between Merrill Lynch Mortgage Lending, Inc., as initial purchaser, and WMC Mortgage Corp., as seller and interim servicer.

                                    EXHIBIT K

                    FORM OF BACK-UP CERTIFICATION OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

      The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      (1) I have reviewed the annual report on Form 10-K for the fiscal year [2006] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

      (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

      (4) A review of the Trustee's activities during the preceding calendar year or portion thereof and of such Trustee's performance under the Agreement has been made under my supervision under Item 1123 of Regulation AB. Based on my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement, in all material respects throughout the year or applicable portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, the Trustee has specified each such failure known to such officer and the nature and status thereof; and

      (5) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

                                      Wells Fargo Bank, N.A.,
                                      as Trustee


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    EXHIBIT L

                  FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates,
      Series 2006-HE1

      Wilshire Credit Corporation (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed or persons under my supervision have reviewed the servicer compliance statement of the Servicer and the compliance statements of each Sub-Servicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

      (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer in connection with the transfer of servicing of the Mortgage Loans to the Servicer, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

      (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

      (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Sub-Servicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Sub-Servicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

      (5) Each Servicing Assessment of the Servicer and of each Sub-Servicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the

Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:

                                      Wilshire Credit Corporation,
                                      as Servicer


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT M-1

                                   [RESERVED]


                                      M-1-1

                                   EXHIBIT M-2

                        FORM OF MONTHLY REMITTANCE ADVICE

Standard File Layout - Scheduled/Scheduled

COLUMN NAME                              DESCRIPTION                              DECIMAL   FORMAT COMMENT
-----------                              -----------                              -------   --------------
LOAN_NBR                 Loan Number assigned by investor                                   Text up to 10 digits
SERVICER LOAN_NBR        Servicer Loan Number                                               Text up to 10 digits
SCHED_PMT_AMT            P&I constant                                                 2     No commas(,) or dollar signs ($)
NOTE_INT_RATE            Gross Interest Rate                                          4     Max length of 6
NET_RATE                 Gross Interest Rate less the Service Fee Rate                4     Max length of 6
SERV_FEE_RATE            Service Fee Rate                                             4     Max length of 6
ARM_INDEX_RATE           ARM loan's index Rate used                                   4     Max length of 6
ACTL_BEG_BAL             Beginning Actual Balance                                     2     No commas(,) or dollar signs ($)
ACTL_END_BAL             Ending Actual Balance                                        2     No commas(,) or dollar signs ($)
NEXT_DUE_DATE            Borrower's next due date                                           MM/DD/YYYY
CURT_AMT_1               Curtailment Amount                                           2     No commas(,) or dollar signs ($)
CURT_DATE_1              Due date Curtailment was applied to                                MM/DD/YYYY
CURT_ADJ_ AMT_1          Curtailment Interest if applicable                           2     No commas(,) or dollar signs ($)
CURT_AMT_2               Curtailment Amount 2                                         2     No commas(,) or dollar signs ($)
CURT_DATE_2              Due date Curtailment was applied to                                MM/DD/YYYY
CURT_ADJ_ AMT2           Curtailment Interest if applicable                           2     No commas(,) or dollar signs ($)
CURT_AMT_3               Curtailment Amount 3                                         2     No commas(,) or dollar signs ($)
CURT_DATE_3              Due date Curtailment was applied to                                MM/DD/YYYY
CURT_ADJ_AMT3            Curtailment Interest, if applicable                          2     No commas(,) or dollar signs ($)
SCHED_BEG_BAL            Beginning Scheduled Balance                                  2     No commas(,) or dollar signs ($)
SCHED_END_BAL            Ending Scheduled Balance                                     2     No commas(,) or dollar signs ($)
SCHED_PRIN_AMT           Scheduled Principal portion of P&I                           2     No commas(,) or dollar signs ($)
SCHED_NET_INT            Scheduled Net Interest (less Service Fee) portion of P&I     2     No commas(,) or dollar signs ($)
LIQ_AMT                  Liquidation Principal Amt to bring balance to zero           2     No commas(,) or dollar signs ($)
PIF_DATE                 Liquidation Date                                                   MM/DD/YYYY
ACTION_CODE              Either 60 for liquidation or 65 for Repurchase                     Max length of 2
PRIN_ADJ_AMT             Principal Adjustments made to loan, if applicable            2     No commas(,) or dollar signs ($)
INT_ADJ_AMT              Interest Adjustment made to loan, if applicable              2     No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT   Prepayment penalty amount, if applicable                     2     No commas(,) or dollar signs ($)
SOLDIER_SAILOR ADJ AMT   Soldier and Sailor Adjustment amount, if applicable          2     No commas(,) or dollar signs ($)
NON ADV LOAN AMT         Non Recoverable Loan Amount, if applicable                   2     No commas(,) or dollar signs ($)


                                      M-2-1

                                   EXHIBIT N-1

                         FORM OF CLASS A-1 CAP CONTRACT


BEAR STEARNS                                BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009


DATE:                           February 7, 2006
TO:                             Wells Fargo Bank, N.A., not in its individual
                                capacity but solely as Trustee for Merrill
                                Lynch Mortgage Investors Trust, Series 2006-HE 1
ATTENTION:                      MLMI 2006-HE1
TELEPHONE:                      410-884-2000
FACSIMILE:                      410-715-2380
FROM:                           Derivatives Documentation
TELEPHONE:                      353-1-402-6225
FACSIMILE:                      353-1-402-6223
SUBJECT:                        Fixed Income Derivatives Confirmation and
Agreement

REFERENCE NUMBER(S):

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling & Servicing Agreement dated as of February 2006, among Merrill Lynch Mortgage Investors, Inc., Wilshire Credit Corporation, as and Wells Fargo Bank, National Association, as Trustee (the "Pooling & Servicing Agreement").


                                      N-1-1

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 2 of 15

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Type of Transaction         Rate Cap

      Notional Amount:            With respect to any Calculation Period, the
                                  lesser of (i) the amount set forth for such period in Schedule I attached hereto and
                                  (ii) the aggregate Certificate Balance of the Class A-I Certificates immediately prior to the related Floating Rate Payer
                                  Payment Date.

      Trade Date:                 February 2, 2006

      Effective Date:             February 7, 2006

      Termination Date:           August 25, 2012, subject to adjustment in
                                  accordance with the Business Day Convention.

      FIXED AMOUNT (PREMIUM)

      Fixed Rate Payer:           Counterparty

      Fixed Rate Payer
      Payment Date:               February 7, 2006

      Fixed Amount                [___________]

      FLOATING AMOUNTS:

      Floating Rate Payer:        BSFP

      Cap Rate With respect to any Calculation Period the rate set forth in Schedule I attached hereto

      Floating Rate Payer
      Period End Dates The 25th calendar day of each month during the Term of this Transaction, commencing February 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

      Floating Rate Payer
      Payment Dates:              Early Payment shall be applicable.  The
                                  Floating Rate Payer Payment shall be two
                                  Business Days prior to each Floating Rate
                                  Payer Period End Date.

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 3 of 15

      Floating Rate Option:       USD-LIBOR-BBA; provided, however, that if
                                  the Floating Rate Option for any
                                  Calculation Period is greater than 9.78000%
                                  then the Floating Rate Option for such
                                  Calculation Period shall be deemed to be
                                  9.78000%

      Designated Maturity:        One month

      Floating Rate Day
      Count Fraction:             Actual/360

      Reset Dates:                The first day of each Calculation Period.

      Compounding:                Inapplicable

      Business Days:              New York

      Business Day Convention:    Modified Following

3.    Additional Provisions:      1) Each party hereto is hereby advised and
                                  acknowledges that the other party has
                                  engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.    Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)    Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to BSFP with a Threshold of USD 10,000,000 and will not apply to Counterparty.

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 4 of 15

(d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

(e) "Bankruptcy". The provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(f) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(g) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(h) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(i)   "Termination Currency" means United States Dollars.

3)    Tax Representations. Not applicable

4)    [Reserved]

5)    Documents to be Delivered. For the purpose of Section 4(a):

(1)   Tax forms, documents, or certificates to be delivered are:

  PARTY REQUIRED TO   FORM/DOCUMENT/ CERTIFICATE             DATE BY WHICH TO BE
  DELIVER DOCUMENT                                           DELIVERED

  BSFP and the        Any document required or               Promptly after the earlier of
  Counterparty        reasonably requested to allow the      (i) reasonable demand by
                      other party to make payments           either party or (ii) learning
                      under this Agreement without           that such form or document is
                      any deduction or withholding for       required
                      or on the account of any Tax or
                      with such deduction or
                      withholding at a reduced rate

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 5 of 15

(2)   Other documents to be delivered are:

PARTY REQUIRED TO  FORM/DOCUMENT/               DATE BY WHICH TO     COVERED BY SECTION
DELIVER DOCUMENT   CERTIFICATE                  BE DELIVERED         3(d) REPRESENTATION
BSFP and the       Any documents                Upon the execution   Yes
Counterparty       required by the              and delivery of
                   receiving party to           this Agreement and
                   evidence the                 such Confirmation
                   authority of the
                   delivering party or
                   its Credit Support
                   Provider, if any,
                   for it to execute
                   and deliver this
                   Agreement, any
                   Confirmation , and
                   any Credit Support
                   Documents to which
                   it is a party, and
                   to evidence the
                   authority of the
                   delivering party or
                   its Credit Support
                   Provider to perform
                   its obligations
                   under this
                   Agreement, such
                   Confirmation and/or
                   Credit Support
                   Document, as the
                   case may be

BSFP and the       A certificate of an          Upon the execution   Yes
Counterparty       authorized officer of the    and delivery ofthis
                   party, as to the             Agreement and such
                   incumbency and               Confirmation
                   authority of the
                   respective officers of the
                   party signing this
                   Agreement, any relevant
                   Credit Support
                   Document, or any
                   Confirmation, as the
                   case may be

6)    Miscellaneous. Miscellaneous

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 6 of 15

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

      Address for notices or communications to BSFP:

            Address:  383 Madison Avenue, New York, New York 10179
            Attention:  DPC Manager
            Facsimile:  (212) 272-5823

      with a copy to:

            Address:  One Metrotech Center North, Brooklyn, New York 11201
            Attention:  Derivative Operations - 7th Floor
            Facsimile:  (212) 272-1634

            (For all purposes)

      Address for notices or communications to Counterparty:

            Address: Wells Fargo Bank, N.A.
                     9062 Old Annapolis Road
                     Columbia, Maryland 21045
            Attention:  Client Manager - MLMI 2006-HE1
            Facsimile:  410-715-2380
            Phone:  410-884-2000

      with copy to:

            Address: 4 World Financial Center
                     250 Vesey Street
                     New York, NY 10080
            Attention:  Angela Gioia
            Facsimile:  212-449-7722
            Phone:  212-449-5843

(b)   Process Agent. For the purpose of Section 13(c):

      BSFP appoints as its
      Process Agent:              Not Applicable

      The Counterparty appoints as its
      Process Agent:              Not Applicable

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 7 of 15

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

      BSFP is not a Multibranch Party.

      The Counterparty is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is BSFP

(f)   Credit Support Document. Not applicable for either BSFP or the
Counterparty.

(g)   Credit Support Provider.

      BSFP:  Not Applicable

      The Counterparty:  Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 8 of 15

employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) Transfer, Amendment and Assignment. Except for the initial assignment of this Confirmation by Counterparty to its assignee, no transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the applicable Rating Agencies have been provided notice of the same and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or otherwise modify its then-current rating of any securities related to this Confirmation (the "Securities"). BSFP shall not unreasonably withhold its consent to any Assignment of this Confirmation.

(m) Proceedings. BSFP shall not institute or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

(n) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee of the Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 (the "Trust") under the Pooling & Servicing Agreement, dated as of February 1, 2006 between the Trust and the Trustee, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth therein, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A., but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability on Wells Fargo Bank, N.A. individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation by the Trust or any other related documents.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP and Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of
Section 6(b)(ii) of the ISDA Form Master Agreement.

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 9 of 15

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

      "(g)  Relationship Between Parties.

                  Subject to part 6(n) of this Agreement, each party represents to the other party on each date when it enters into a Transaction that:--

                  (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                  (2)   Evaluation and Understanding.

      (i) BSFP is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

                  (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business."

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 10 of 15


Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

10) Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

11) Third Party Beneficiary. Each of Note Insurer and the Backup Note Insurer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

12)   Additional Termination Events. Additional Termination Events will apply:
(a) If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 13 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event; (b) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 14 of this Agreement), BSFP has not, within 10 days after such Swap Disclosure Event, complied with any of the provisions set forth in Section 14(iii) of this Agreement,, then an Additional Termination Event shall have occurred with respect to BSFP and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

13) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to BSFP, then BSFP shall, at is own expense, (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion (provide that the Valuation Percentage for USD will be 100%), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to BSFP. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that BSFP does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to BSFP, if its counterparty credit rating ceases to be rated at least

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 11 of 15

"AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by BSFP) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). The provisions of Section 6(c) of the ISDA Form Master Agreement shall apply to Counterparty. For the purposes hereunder, "Rating Agencies" shall mean: Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P").

14)   Compliance with Regulation AB.

      (i) BSFP agrees and acknowledges that Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 ("MLMIT") is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (" Regulation AB"), to disclose financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

      (ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, MLMIT requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by MLMIT, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

      (iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MLMIT the Swap Financial Disclosure,
            (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP's obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 12 of 15

      (iv) BSFP if obligations of Swap Provider are guaranteed, the guarantor must cover this indemnity obligation agrees that, in the event that BSFP provides Swap Financial Disclosure to MLMIT in accordance with
            Part 14(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to MLMIT in accordance with Part 14(iii)(c), it will indemnify and hold harmless MLMIT, its respective directors or officers and any person controlling MLMIT, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

15) Third Party Beneficiary. Merrill Lynch Mortgage Lending, Inc. ("MLML") shall be a third party beneficiary of this Agreement.

16) MLML agrees and acknowledges amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. MLML or any of its affiliates receives any such amounts, will promptly remit (or, if such amounts are received by an affiliate of MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the applicable Trustee, whereupon such Trustee will promptly remit such amounts to Bear Stearns Financial Products Inc. MLML further agrees to provide notice to Bear Stearns Financial Products Inc. upon any remittance to the Trustee; such delivery will be made to:

      Address:    383 Madison Avenue, New York, New York 10179
      Attention:  DPC Manager
      Facsimile:  (212) 272-5823

with a copy to:

      Address:    One Metrotech Center North, Brooklyn, New York 11201
      Attention:  Derivative Operations - 7th Floor
      Facsimile:  (212) 272-1634

      NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.    Account Details and Settlement Information:

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 13 of 15

                                  PAYMENTS TO BSFP:


                                  PAYMENTS TO COUNTERPARTY:


This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact SUSAN DONLON by telephone at 212-272-2364. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 14 of 15


We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: _____________________
      Name:
      Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-HE 1

By: _____________________
      Name:
      Title:

Reference Number: FXNEC7841
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 15 of 15


                                   SCHEDULE I

                                   EXHIBIT N-2

                         FORM OF CLASS A-2 CAP CONTRACT

BEAR STEARNS                                BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-4009

DATE:                     February 7, 2006
TO:                       Wells Fargo Bank, N.A., not in its individual capacity
                          but solely as Trustee for Merrill Lynch Mortgage
                          Investors Trust, Series 2006-HE 1
ATTENTION:                MLMI 2006-HE1
TELEPHONE:                410-884-2000
FACSIMILE:                410-715-2380
FROM:                     Derivatives Documentation
TELEPHONE:                353-1-402-6225
FACSIMILE:                353-1-402-6223
SUBJECT:                  Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling & Servicing Agreement dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc., Wilshire Credit Corporation, as Servicer and Wells Fargo Bank, National Association, as Trustee and Administrator (the "Pooling & Servicing Agreement").

                                      N-2-1

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 2 of 14


2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Type of Transaction           Rate Cap

      Notional Amount:              With respect to any Calculation Period, the
                                    lesser of (i) the amount set forth for such period in Schedule I attached hereto and
                                    (ii) the aggregate Certificate Balance of the Class A-2 Certificates immediately prior to the related Floating Rate Payer Payment
                                    Date.

      Trade Date:                   February 2, 2006

      Effective Date:               February 7, 2006

      Termination Date:             September 25, 2008, subject to adjustment in
                                    accordance with the Business Day Convention.

      FIXED AMOUNT (PREMIUM):

      Fixed Rate Payer:             Counterparty

      Fixed Rate Payer
      Payment Date:                 February 7, 2006

      Fixed Amount                  [__________]

      FLOATING AMOUNTS:

      Floating Rate Payer:          BSFP

      Cap Rate With respect to any Calculation Period the rate set forth in Schedule I attached hereto

      Floating Rate Payer
      Period End Dates              The 25th calendar day of each month during
                                    the Term of this Transaction, commencing
                                    February 25, 2006 and ending on the
                                    Termination Date, subject to adjustment in accordance with the Business Day Convention.

      Floating Rate Payer
      Payment Dates:                Early Payment shall be applicable.  The
                                    Floating Rate Payer Payment shall be two
                                    Business Days prior to each Floating Rate
                                    Payer Period End Date.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 3 of 14


      Floating Rate Option:         USD-LIBOR-BBA; provided, however, that if
                                    the Floating Rate Option for any Calculation
                                    Period is greater than 9.31000% then the Floating Rate Option for such Calculation
                                    Period shall be deemed to be 9.31000%

      Designated Maturity:          One month

      Floating Rate Day
      Count Fraction:               Actual/360

      Reset Dates:                  The first day of each Calculation Period.

      Compounding:                  Inapplicable

      Business Days:                New York

      Business Day Convention:      Modified Following

3.    Additional Provisions:        1) Each party hereto is hereby advised and
                                    acknowledges that the other party has
                                    engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable.
                                    This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4.    Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2)    Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to BSFP with a Threshold of USD 10,000,000 and will not apply to Counterparty.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 4 of 14


(d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

(e) "Bankruptcy". The provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(f) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(g) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(h) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(i)   "Termination Currency" means United States Dollars.

3)    Tax Representations. Not applicable

4)    [Reserved]

5)    Documents to be Delivered. For the purpose of Section 4(a):

(1)   Tax forms, documents, or certificates to be delivered are:

   PARTY REQUIRED TO         FORM/DOCUMENT/ CERTIFICATE          DATE BY WHICH TO BE          COVERED BY SECTION
   DELIVER DOCUMENT                                              DELIVERED                    3(d) REPRESENTATION

   BSFP and the              Any documents required by the       Upon the execution and       Yes
   Counterparty              receiving party to evidence the     delivery of this Agreement
                             authority of the delivering party   and such Confirmation
                             or its Credit Support Provider,
                             if any, for it to execute and
                             deliver this Agreement, any
                             Confirmation , and any Credit
                             Support Documents to which it is
                             a party, and to evidence the
                             authority of the delivering party
                             or its Credit Support Provider to

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 5 of 14


                             perform its obligations under
                             this Agreement, such Confirmation
                             and/or Credit Support

(2)   Other documents to be delivered are:

PARTY REQUIRED TO DELIVER    FORM/DOCUMENT/ CERTIFICATE          DATE BY WHICH TO BE          COVERED BY SECTION 3(d)
DOCUMENT                                                         DELIVERED                    REPRESENTATION
                             Document, as the case may be

BSFP and the Counterparty    A certificate of an                 Upon the execution and       Yes
                             authorized officer of the           delivery of this Agreement
                             party, as to the incumbency         and such Confirmation
                             and authority of the
                             respective officers of the
                             party signing this Agreement,
                             any relevant Credit Support
                             Document, or any
                             Confirmation, as the case may
                             be


6)    Miscellaneous. Miscellaneous

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

      Address for notices or communications to BSFP:

               Address:  383 Madison Avenue, New York, New York 10179
               Attention:  DPC Manager
               Facsimile:  (212) 272-5823

      with a copy to:

               Address:  One Metrotech Center North, Brooklyn, New York 11201
               Attention:  Derivative Operations - 7th Floor
               Facsimile:  (212) 272-1634

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 6 of 14


               (For all purposes)

      Address for notices or communications to Counterparty:

               Address:  Wells Fargo Bank, N.A.
                         9062 Old Annapolis Road
                         Columbia, Maryland 21045
               Attention:  Client Manager - MLMI 2006-HE1
               Facsimile:  410-715-2380
               Phone:  410-884-2000

      with copy to:

               Address:  4 World Financial Center
                         250 Vesey Street
                         New York, NY 10080
               Attention:  Angela Gioia
               Facsimile:  212-449-7722
               Phone:  212-449-5843

(b)   Process Agent. For the purpose of Section 13(c):

      BSFP appoints as its
      Process Agent:                           Not Applicable

      The Counterparty appoints as its
      Process Agent:                           Not Applicable

(c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

      BSFP is not a Multibranch Party.

      The Counterparty is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is BSFP

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 7 of 14


(f)   Credit Support Document. Not applicable for either BSFP or the
Counterparty.

(g)   Credit Support Provider.

      BSFP: Not Applicable

      The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) Transfer, Amendment and Assignment. Except for the initial assignment of this Confirmation by Counterparty to its assignee, no transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the applicable Rating Agencies have been provided notice of the same and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, withdraw or otherwise modify its then-current rating of any securities related to this Confirmation (the "Securities"). BSFP shall not unreasonably withhold its consent to any Assignment of this Confirmation.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 8 of 14


(m) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

(n) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee of the Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 (the "Trust") under the Pooling & Servicing Agreement, dated as of February 1, 2006 between the Trust and the Trustee, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth therein, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A., but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability on Wells Fargo Bank, N.A. individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation by the Trust or any other related documents.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP and Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of
Section 6(b)(ii) of the ISDA Form Master Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

      "(g)  Relationship Between Parties.

                  Subject to part 6(n) of this Agreement, each party represents to the other party on each date when it enters into a Transaction that:--

                  (1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                  (2)   Evaluation and Understanding.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 9 of 14


      (i) BSFP is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

                  (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business."

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or
Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Counterparty's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

10) Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 10 of 14


11) Third Party Beneficiary. Each of the Note Insurer and the Backup Note Insurer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

12)   Additional Termination Events. Additional Termination Events will apply:
(a) If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 13 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event; (b) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 14 of this Agreement), BSFP has not, within 10 days after such Swap Disclosure Event, complied with any of the provisions set forth in Section 14(iii) of this Agreement,, then an Additional Termination Event shall have occurred with respect to BSFP and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

13) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to BSFP, then BSFP shall, at is own expense, (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion (provide that the Valuation Percentage for USD will be 100%), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to BSFP. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that BSFP does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to BSFP, if its counterparty credit rating ceases to be rated at least "AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by BSFP) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). The provisions of Section 6(c) of the ISDA Form Master Agreement shall apply to Counterparty. For the purposes hereunder, "Rating Agencies" shall mean: Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P").

14)   Compliance with Regulation AB.

      (i) BSFP agrees and acknowledges that Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 ("MLMIT") is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 11 of 14


            amended (the "Exchange Act") (" Regulation AB"), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with
            Item 1115 of Regulation AB.

      (ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, MLMIT requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by MLMIT, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

      (iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MLMIT the Swap Financial Disclosure,
            (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP's obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

      (iv) BSFP if obligations of Swap Provider are guaranteed, the guarantor must cover this indemnity obligation agrees that, in the event that BSFP provides Swap Financial Disclosure to MLMIT in accordance with
            Part 14(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to MLMIT in accordance with Part 14(iii)(c), it will indemnify and hold harmless MLMIT, its respective directors or officers and any person controlling MLMIT, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 12 of 14


15) Third Party Beneficiary. Merrill Lynch Mortgage Lending, Inc. ("MLML") shall be a third party beneficiary of this Agreement.

16) MLML agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. MLML or any of its affiliates receives any such amounts, will promptly remit (or, if such amounts are received by an affiliate of MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the applicable Trustee set forth on Schedule A, whereupon such Trustee will promptly remit such amounts to Bear Stearns Financial Products Inc. MLML further agrees to provide notice to Bear Stearns Financial Products Inc. upon any remittance to the Trustee; such delivery will be made to:

      Address:          383 Madison Avenue, New York, New York 10179
      Attention:        DPC Manager
      Facsimile:        (212) 272-5823

with a copy to:

      Address:          One Metrotech Center North, Brooklyn, New York 11201
      Attention:        Derivative Operations - 7th Floor
      Facsimile:        (212) 272-1634

      NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.    Account Details and
      Settlement Information:       PAYMENTS TO BSFP:


                                    PAYMENTS TO COUNTERPARTY:


This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact SUSAN DONLON by telephone at 212-272-2364. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 13 of 14


We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: _____________________
         Name:
         Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-HE1

By: _____________________
         Name:
         Title:

Reference Number: FXNEC7842
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1
February 7, 2006
Page 14 of 14


                                   SCHEDULE I

                                   EXHIBIT N-3

                  FORM OF SUBORDINATED CERTIFICATE CAP CONTRACT

                                            BEAR STEARNS FINANCIAL PRODUCTS INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                     212-2724009


DATE:                       February 7, 2006

TO:                         Wells Fargo Bank, N.A., not in its individual
                            capacity but solely as Trustee for Merrill Lynch
                            Mortgage Investors Trust, Series 2006-HE1
ATTENTION:                  MLMI 2006-HE1
TELEPHONE:                  410-884-2000
FACSIMILE:                  410-715-2380

FROM:                       Derivatives Documentation
TELEPHONE:                  353-1-402-6225
FACSIMILE:                  353-1-402-6223

SUBJECT:                    Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER(S):

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Steams Financial Products Inc. ("BSFP") and Wells Fargo Bank, NA, not in its individual capacity but solely as Trustee for Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 ("Counterparty"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). You and we have agreed to enter into this Agreement and in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency -- Cross Border) form (the "ISDA Form Master Agreement"), an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. For the avoidance of doubt, this Agreement is intended to be a stand alone agreement and is therefore not subject to any ISDA Master Agreement actually executed and existing between the parties hereto. Terms capitalized but not defined herein shall 17,ve the meanings attributed to them in the Pooling & Servicing Agreement dated as of February 1, 2006, among Merrill Lynch Mortgage Investors, Inc, Wilshire Credit Corporation, as Servicer and Wells Fargo Bank, National Association, as Trustee (the "Pooling & Servicing Agreement").

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

           Type of Transaction:                               Rate Cap

                                      N-3-1

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 2 of 16


           Notional Amount:               With respect to any Calculation
                                          Period, the lesser of (i) the amount
                                          set forth for such period in Schedule
                                          I attached hereto and (ii) the
                                          aggregate Certificate Balance of the
                                          Class M, Class B-1A, Class B-2A and
                                          Class B-3A Certificates immediately
                                          prior to the related Floating Rate
                                          Payer Payment Date.

           Trade Date:                    February 2, 2006

           Effective Date:                February 7, 2006

           Termination Date:              September 25, 2008, subject to
                                          adjustment in accordance with the
                                          Business Day Convention.

FIXED AMOUNT (PREMIUM):

           Fixed Rate Payer:              Counterparty

           Fixed Rate Payer

           Payment Date:                  February 7, 2006

           Fixed Amount:

FLOATING AMOUNTS:

           Floating Rate Payer:           BSFP

           Cap Rate:                      With respect to any Calculation Period
                                          the rate set forth in Schedule I
                                          attached hereto.

           Floating Rate Payer
           Period End Dates:              The 25th calendar day of each month
                                          during the Term of this Transaction,
                                          commencing February 25, 2006 and
                                          ending on the Termination Date,
                                          subject to adjustment in accordance
                                          with Business Day Convention.

           Floating Rate Payer
           Payment Dates:                 Early Payment shall be applicable. The
                                          Floating Rate Payer Payment shall be
                                          two Business Days prior to each
                                          Floating Rate Payer Period End Date.

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 3 of 16


           Floating Rate Option:          USD-LIBOR-BBA; provided, however, that
                                          if the Floating Rate Option for any
                                          Calculation Period is greater than
                                          8.85000% then the Floating Rate Option
                                          for such Calculation Period shall be
                                          deemed to be 8.85000%

           Designated Maturity:           One month

           Floating Rate Day
           Count Fraction:                Actual/360

           Reset Dates:                   The first day of each Calculation
                                          Period.

           Compounding:                   Inapplicable

           Business Days:                 New York

           Business Day Convention:       Modified Following

3.         Additional Provisions:         1) Each party hereto is hereby advised
                                          and acknowledges that the other party
                                          has engaged in (or refrained from
                                          engaging in) substantial financial
                                          transactions and has taken (or
                                          refrained from taking) other material
                                          actions in reliance upon the entry by
                                          the parties into the Transaction being
                                          entered into on the terms and
                                          conditions set forth herein and in the
                                          Confirmation relating to such
                                          Transaction, as applicable.  This
                                          paragraph (1) shall be deemed repeated
                                          on the trade date of each Transaction.

4.         Provisions Deemed Incorporated in a Schedule to the ISDA Form Master
           Agreement

           (1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

           (2)        Termination Provisions. For purposes of the Master
                      Agreement:

           (a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

           (b) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 4 of 16


           (c) The "Cross Default" provisions of Section 5(a)(vi) will apply to BSFP with a Threshold of USD 10,000,000 and will not apply to Counterparty.

           (d) The provisions of Section 5 (a) (ii), (iii), and (iv) will not apply to Counterparty.

           (e) "Bankruptcy". The provision of Section 5(a)(vii)(2) will not apply to Counterparty.

           (f) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

           (g) The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

           (h) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

                      (i)       Market Quotation will apply.

                      (ii)      The Second Method will apply.

           (i)        "Termination Currency" means United States Dollars.

           (3)        Tax Representations. Not applicable

           (4)        [Reserved]

           (5)        Documents to be Delivered. For the purpose of Section
                      4(a):

                      (1) Tax forms, documents, or certificates to he delivered are:

PARTY REQUIRED TO DELIVER                       FORM/DOCUMENT/ CERTIFICATE                    DATE BY WHICH TO BE
DOCUMENT                                                                                      DELIVERED
BSFP and the Counterparty                       Any document required or reasonably           Promptly after the
                                                requested to allow the other party to         earlier of (i) reasonable
                                                make payments under this Agreement            demand by either party or
                                                without any deduction or withholding for      (ii) learning that such
                                                or on the account of any Tax or with          form or document is
                                                such deduction or withholding at a            required
                                                reduced rate





Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 5 of 16


                      (2)      Other documents to be delivered are:

PARTY REQUIRED TO                    FORM/DOCUMENT/                    DATE BY WHICH TO BE               COVERED BY SECTION
DELIVER DOCUMENT                     CERTIFICATE                       DELIVERED                         3(D) REPRESENTATION
BSFP and the Counterparty            Any documents required by the     Upon the execution and delivery   Yes
                                     receiving party to evidence the   of this Agreement and such
                                     authority of the delivering       Confirmation.
                                     party or its Credit Support
                                     Provider, if any, for it to
                                     execute and deliver this
                                     Agreement, any Confirmation,
                                     and any Credit Support
                                     Documents to which it is a
                                     party, and to evidence the
                                     authority of the delivering
                                     party or its Credit Support
                                     Provider to perform its
                                     obligations under this
                                     Agreement, such Confirmation
                                     and/or Credit Support Document,
                                     as the case may be

BSFP and the Counterparty            A certificate of an authorized    Upon the execution and delivery   Yes
                                     officer of the party, as to the   of this Agreement and such
                                     incumbency and authority of the   Confirmation.
                                     respective officers of the
                                     party signing this Agreement,
                                     any relevant Credit Support
                                     Document, or any Confirmation,
                                     as the case may be

           (6)       Miscellaneous.  Miscellaneous

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 6 of 16


       (a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

              Address for notices or communications to BSFP:

                    Address:   383 Madison Avenue, New York, New York 10179
                    Attention: DPC Manager
                    Facsimile: (212) 272-5823

              with a copy to:

                    Address:   One Metrotech Center North, Brooklyn,
                               New York 11201
                    Attention: Derivative Operations - 7th Floor
                    Facsimile: (212) 272-1634

                    (For all purposes)

              Address for notices or communications to the Counterparty:

                    Address:         Wells Fargo Bank, N.A.
                                     9062 Old Annapolis Road
                                     Columbia, Maryland 21045
                    Attention:       Client Manager - MLM12006-HEI
                    Facsimile:       410-715-2380
                    Phone:           410-884-2000

              with copy to:

                    Address:         4 World Financial Center
                                     250 Vesey Street
                                     New York, NY 10080

                    Attention:       Angela Gioia
                    Facsimile:       212-449-7722
                    Phone:           212-449-5842

       (b)    Process Agent. For the purpose of Section 13(c):

                       BSFP appoints as its
                       Process Agent:   Not Applicable

                       The Counterparty appoints as its
                       Process Agent:   Not Applicable

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 7 of 16


       (c) Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

       (d) Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

              BSFP is not a Multibranch Party.

              The Counterparty is not a Multibranch Party.

       (e)    Calculation Agent. The Calculation Agent is BSFP

       (f) Credit Support Document. Not applicable for either BSFP or the Counterparty.

       (g)    Credit Support Provider.

              BSFP: Not Applicable

              The Counterparty: Not Applicable

       (h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to conflict of law provisions thereof, other than New York General Obligation Law Section 5-1401.

       (i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

              The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 8 of 16


       (j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

       (k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

       (l) Transfer, Amendment and Assignment. Except for the initial assignment of this Confirmation by Counterparty to its assignee, no transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the applicable Rating Agencies have been provided notice of the same and confirms in writing (including by facsimile transmission) within five Business Days after such notice is given that it will not downgrade, it draw or otherwise modify its then-current rating of any securities related to this Confirmation (the "Securities"). BSFP shall not unreasonably withhold its consent to any Assignment of this Confirmation.

       (m) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty or any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Securities.

       (n) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee of the Merrill Lynch Mortgage Investors Trust, Series 2006-HE1 (the "Trust") under the Pooling & Servicing Agreement, dated as of February 1, 2006 between the Trust and the Trustee, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth therein,
              (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A., but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as imposing any liability on Wells Fargo Bank, N.A. individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wells Fargo Bank, N.A. in its individual

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 9 of 16


              capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation by the Trust or any other related documents.

       (7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP and Counterparty shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the IS DA Form Master Agreement.

       (8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

              "(g)   Relationship Between Parties.

                     Subject to part 6(n) of this Agreement, each party represents to the other party on each date when it enters into a Transaction that:--

                     (1) Nonreliance. It is not relaying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                     (2) Evaluation and Understanding.

                (ii) BSFP is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

                (iii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

                (iv) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 10 of 16


                     (3) Purpose. It is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, an and "eligible contract participant" as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business."

       (9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to BSFP as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to BSFP as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Couriterparty's only obligation under
              Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

       (10) Set-off. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

       (11)   Third party Beneficiary. Each of the Note Insurer and the Backup
              Note Insurer insuring the Securities, if any, is a third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

       (12) Additional Termination Events. Additional Termination Events will apply: (a) If a Rating Agency Downgrade has occurred and BSFP has not, within 30 days, complied with Section 13 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event; (b) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 14 of this Agreement), BSFP has not, within 10 days after such Swap Disclosure Event, complied with any of the provisions set forth in
              Section 14(iii) of this Agreement, then an Additional Termination Event shall have occurred with respect to BSFP and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 11 of 16


       (13) Rating Agency Downgrade. If a Ratings Event (as defined below) occurs with respect to BSFP, then BSFP shall, at is own expense,
              (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) or
              (ii) deliver Eligible Collateral in a form acceptable to Counterparty and with Valuation Percentages as determined in Counterparty's sole discretion (provide that the Valuation Percentage for USD will be 100%), and an executed 1994 ISDA Credit Support Annex (subject to New York law), within thirty (30) days of such Ratings Event and if any Securities are outstanding, subject to the applicable Rating Agencies' written confirmation that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Securities. Threshold shall mean zero with respect to BSFP. Minimum Transfer Amounts shall mean zero. For the avoidance of doubt, a downgrade of the rating on the Securities could occur in the event that BSFP does not post sufficient collateral. For purposes of this Transaction, a "RATINGS EVENT" shall occur with respect to BSFP, if its counterparty credit rating ceases to be rated at least "AA-" by S&P, and at least "Aa3" by Moody's (including in connection with a merger, consolidation or other similar transaction by BSFP) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, the applicable Rating Agencies have reconfirmed the rating of the Securities, as applicable, which was in effect immediately prior to such withdrawal or downgrade). The provisions of Section 6(c) of the SDA Form Master Agreement shall apply to Counterparty. For the purposes hereunder, "Rating Agencies" shall mean: Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P").

       (14)   Compliance with Regulation AB.

              (i) BSFP agrees and acknowledges that Merrill Lynch Mortgage Investors Trust, Series 2006- HEI ("MLMIT") is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Regulation AB"), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

              (ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, MLMIT requests from BSFP the applicable financial information described in Item 1.115 of Regulation AB (such request to be based on a reasonable

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 12 of 16


determination by MLMIT, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

              (iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MLMIT the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP' s obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

              (iv) BSFP if obligations of Swap Provider are guaranteed, the guarantor must cover this indemnity obligation agrees that, in the event that BSFP provides Swap Financial Disclosure to MLMIT in accordance with Part 14(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to MLMIT in accordance with Part 14(iii)(c), it will indemnify and hold harmless MLMIT, its respective directors or officers and any person controlling MLMIT, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

       (15) Third Party Beneficiary. Merrill Lynch Mortgage Lending, Inc. ("MLML") shall be a third party beneficiary of this Agreement.

       (16) MLML agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the applicable Trustee, whereupon such Trustee will promptly remit such amounts to Bear Stearns Financial Products Inc. MLML further agrees to provide notice to Bear Steams Financial Products Inc. upon any remittance to the Trustee; such delivery will be made to:

       Address:     383 Madison Avenue, New York, New York 10179
       Attention:   DPC Manager

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 13 of 16


       Facsimile:   (212) 272-5823

       with a copy to:

       Address:     One Metrotech Center North, Brooklyn, New York 11201
       Attention:   Derivative Operations - 7th Floor
       Facsimile:   (212) 272-1634

       NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.     Account Details and

       Settlement Information:             PAYMENTS TO BSFP:


                                           PAYMENTS TO COUNTERPARTY:

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact SUSAN DONLON by telephone at 212-272-2364. For all other inquiries please contact DERIVATIVES DOCUMENTATION by telephone at 353-1-402-6233 Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:
   ------------------------------
   Name:
   Title:

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 14 of 16


Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE FOR MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006- HE 1

By:
   ------------------------------
   Name:
   Title:

Reference Number:  FXNEC7840
Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee for Merrill Lynch
Mortgage Investors Trust, Series 2006-HE I
February 7, 2006
Page 15 of 16


                                   SCHEDULE I

                                   EXHIBIT O-1

                       CLASS A-1 ONE-MONTH LIBOR CAP TABLE

                                                       1ML         1ML
                                                      STRIKE     STRIKE
                                        NOTIONAL      LOWER      UPPER
           BEGINNING      ENDING        BALANCE       COLLAR     COLLAR
PERIOD      ACCRUAL       ACCRUAL         ($)          (%)         (%)
-----------------------------------------------------------------------
1           02/07/06     02/25/06     355,063,000      9.780      9.780
2           02/25/06     03/25/06     350,380,470      7.274      9.780
3           03/25/06     04/25/06     344,670,828      6.549      9.780
4           04/25/06     05/25/06     337,944,187      6.774      9.780
5           05/25/06     06/25/06     330,218,641      6.549      9.780
6           06/25/06     07/25/06     321,520,382      6.774      9.780
7           07/25/06     08/25/06     311,914,581      6.549      9.780
8           08/25/06     09/25/06     301,587,655      6.549      9.780
9           09/25/06     10/25/06     290,668,933      6.775      9.780
10          10/25/06     11/25/06     279,409,635      6.550      9.780
11          11/25/06     12/25/06     268,436,378      6.775      9.780
12          12/25/06     01/25/07     257,767,819      6.550      9.780
13          01/25/07     02/25/07     247,395,343      6.550      9.780
14          02/25/07     03/25/07     237,307,012      7.276      9.780
15          03/25/07     04/25/07     227,498,575      6.551      9.780
16          04/25/07     05/25/07     217,962,114      6.777      9.780
17          05/25/07     06/25/07     208,689,942      6.552      9.780
18          06/25/07     07/25/07     199,674,591      6.778      9.780
19          07/25/07     08/25/07     190,439,721      6.552      9.780
20          08/25/07     09/25/07     180,043,110      6.692      9.780
21          09/25/07     10/25/07     166,073,005      7.351      9.780
22          10/25/07     11/25/07     152,663,709      8.302      9.780
23          11/25/07     12/25/07     139,980,153      8.612      9.780
24          12/25/07     01/25/08     128,225,594      8.309      9.780
25          01/25/08     02/25/08     117,907,364      8.294      9.780
26          02/25/08     03/25/08     110,386,707      8.920      9.780
27          03/25/08     04/25/08     103,216,754      8.455      9.780
28          04/25/08     05/25/08      96,279,674      9.126      9.780
29          05/25/08     06/25/08      89,570,760      8.827      9.780
30          06/25/08     07/25/08      83,077,509      9.116      9.780
31          07/25/08     08/25/08      76,792,412      8.804      9.780
32          08/25/08     09/25/08      70,708,524      8.836      9.780
33          09/25/08     10/25/08      64,819,672      9.320      9.780
34          10/25/08     11/25/08      59,120,223      9.529      9.780
35          11/25/08     12/25/08      53,609,091      9.780      9.780
36          12/25/08     01/25/09      48,273,489      9.527      9.780
37          01/25/09     02/25/09      43,107,208      9.510      9.780
38          02/25/09     03/25/09      43,107,208      9.780      9.780
39          03/25/09     04/25/09      43,107,208      9.664      9.780
40          04/25/09     05/25/09      43,107,208      9.780      9.780
41          05/25/09     06/25/09      43,107,208      9.780      9.780
42          06/25/09     07/25/09      43,107,208      9.780      9.780
43          07/25/09     08/25/09      43,107,208      9.780      9.780
44          08/25/09     09/25/09      43,107,208      9.780      9.780
45          09/25/09     10/25/09      43,107,208      9.780      9.780
46          10/25/09     11/25/09      43,107,208      9.780      9.780
47          11/25/09     12/25/09      43,107,208      9.780      9.780
48          12/25/09     01/25/10      43,107,208      9.780      9.780
49          01/25/10     02/25/10      43,107,208      9.780      9.780
50          02/25/10     03/25/10      43,107,208      9.780      9.780
51          03/25/10     04/25/10      43,107,208      9.780      9.780
52          04/25/10     05/25/10      43,107,208      9.780      9.780
53          05/25/10     06/25/10      43,107,208      9.780      9.780
54          06/25/10     07/25/10      43,107,208      9.780      9.780
55          07/25/10     08/25/10      43,107,208      9.780      9.780
56          08/25/10     09/25/10      43,107,208      9.780      9.780
57          09/25/10     10/25/10      43,107,208      9.780      9.780
58          10/25/10     11/25/10      43,107,208      9.780      9.780
59          11/25/10     12/25/10      42,420,984      9.780      9.780
60          12/25/10     01/25/11      41,220,787      9.780      9.780
61          01/25/11     02/25/11      40,057,252      9.780      9.780
62          02/25/11     03/25/11      38,929,195      9.780      9.780
63          03/25/11     04/25/11      37,835,487      9.780      9.780
64          04/25/11     05/25/11      36,775,008      9.780      9.780
65          05/25/11     06/25/11      35,746,690      9.780      9.780
66          06/25/11     07/25/11      34,749,501      9.780      9.780
67          07/25/11     08/25/11      33,782,442      9.780      9.780
68          08/25/11     09/25/11      32,844,550      9.780      9.780
69          09/25/11     10/25/11      31,934,900      9.780      9.780
70          10/25/11     11/25/11      31,052,582      9.746      9.780
71          11/25/11     12/25/11      30,196,724      9.780      9.780
72          12/25/11     01/25/12      29,366,484      9.697      9.780
73          01/25/12     02/25/12      28,561,047      9.673      9.780
74          02/25/12     03/25/12      27,779,626      9.780      9.780
75          03/25/12     04/25/12      27,021,466      9.628      9.780
76          04/25/12     05/25/12      26,285,828      9.780      9.780
77          05/25/12     06/25/12      25,571,997      9.580      9.780
78          06/25/12     07/25/12      24,879,283      9.780      9.780
79          07/25/12     08/25/12      24,207,021      9.532      9.780

With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.78%) exceeds the amount set out for such Distribution Date in the column headed "1 ML Strike Lower Collar," the Issuing Entity will receive payments pursuant to the Class A-1 Cap Contract.

                                      O-1-2

                                   EXHIBIT O-2

                       CLASS A-2 ONE-MONTH LIBOR CAP TABLE

                                        NOTIONAL
                                         BALANCE       1ML STRIKE
PERIOD      BEGINNING      ENDING         LOWER          UPPER
ACCRUAL      ACCRUAL        ($)         COLLAR (%)      COLLAR (%)     1ML STRIKE
---------------------------------------------------------------------------------
1            02/07/06     02/25/06     223,117,000           9.310          9.310
2            02/25/06     03/25/06     220,409,911           7.265          9.310
3            03/25/06     04/25/06     217,053,813           6.545          9.310
4            04/25/06     05/25/06     213,052,528           6.770          9.310
5            05/25/06     06/25/06     208,418,289           6.546          9.310
6            06/25/06     07/25/06     203,161,899           6.772          9.310
7            07/25/06     08/25/06     197,312,447           6.548          9.310
8            08/25/06     09/25/06     190,934,296           6.550          9.310
9            09/25/06     10/25/06     184,115,441           6.777          9.310
10           10/25/06     11/25/06     176,954,626           6.556          9.310
11           11/25/06     12/25/06     169,947,450           6.784          9.310
12           12/25/06     01/25/07     163,136,619           6.563          9.310
13           01/25/07     02/25/07     156,496,374           6.566          9.310
14           02/25/07     03/25/07     150,043,188           7.294          9.310
15           03/25/07     04/25/07     143,771,674           6.573          9.310
16           04/25/07     05/25/07     137,676,604           6.802          9.310
17           05/25/07     06/25/07     131,752,904           6.580          9.310
18           06/25/07     07/25/07     126,007,386           6.810          9.310
19           07/25/07     08/25/07     120,338,751           6.588          9.310
20           08/25/07     09/25/07     114,332,546           6.629          9.310
21           09/25/07     10/25/07     105,393,775           7.135          9.310
22           10/25/07     11/25/07      96,613,827           8.530          9.310
23           11/25/07     12/25/07      88,317,180           8.956          9.310
24           12/25/07     01/25/08      80,503,654           8.655          9.310
25           01/25/08     02/25/08      73,390,626           8.649          9.310
26           02/25/08     03/25/08      68,460,132           9.269          9.310
27           03/25/08     04/25/08      63,880,052           8.741          9.310
28           04/25/08     05/25/08      59,450,096           9.310          9.310
29           05/25/08     06/25/08      55,168,606           9.295          9.310
30           06/25/08     07/25/08      51,027,501           9.310          9.310
31           07/25/08     08/25/08      47,021,544           9.284          9.310
32           08/25/08     09/25/08      43,146,172           9.290          9.310

With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.31%) exceeds the amount set out for such Distribution Date in the column headed "1 ML Strike Lower Collar,," the Issuing Entity will receive payments pursuant to the Class A-2 Cap Contract.

                                      O-2-1

                                   EXHIBIT O-3

               SUBORDINATED CERTIFICATE ONE-MONTH LIBOR CAP TABLE

                                        NOTIONAL
                                         BALANCE       1ML STRIKE
PERIOD      BEGINNING      ENDING         LOWER          UPPER
ACCRUAL      ACCRUAL        ($)         COLLAR (%)      COLLAR (%)     1ML STRIKE
---------------------------------------------------------------------------------
1            02/07/06     02/25/06     141,809,000           8.850          8.850
2            02/25/06     03/25/06     141,809,000           6.829          8.850
3            03/25/06     04/25/06     141,809,000           6.106          8.850
4            04/25/06     05/25/06     141,809,000           6.331          8.850
5            05/25/06     06/25/06     141,809,000           6.106          8.850
6            06/25/06     07/25/06     141,809,000           6.332          8.850
7            07/25/06     08/25/06     141,809,000           6.107          8.850
8            08/25/06     09/25/06     141,809,000           6.108          8.850
9            09/25/06     10/25/06     141,809,000           6.334          8.850
10           10/25/06     11/25/06     141,809,000           6.110          8.850
11           11/25/06     12/25/06     141,809,000           6.337          8.850
12           12/25/06     01/25/07     141,809,000           6.113          8.850
13           01/25/07     02/25/07     141,809,000           6.115          8.850
14           02/25/07     03/25/07     141,809,000           6.841          8.850
15           03/25/07     04/25/07     141,809,000           6.118          8.850
16           04/25/07     05/25/07     141,809,000           6.345          8.850
17           05/25/07     06/25/07     141,809,000           6.121          8.850
18           06/25/07     07/25/07     141,809,000           6.349          8.850
19           07/25/07     08/25/07     141,809,000           6.124          8.850
20           08/25/07     09/25/07     141,809,000           6.226          8.850
21           09/25/07     10/25/07     141,809,000           6.826          8.850
22           10/25/07     11/25/07     141,809,000           7.948          8.850
23           11/25/07     12/25/07     141,809,000           8.303          8.850
24           12/25/07     01/25/08     141,809,000           8.001          8.850
25           01/25/08     02/25/08     141,809,000           7.989          8.850
26           02/25/08     03/25/08     141,809,000           8.613          8.850
27           03/25/08     04/25/08     141,809,000           8.124          8.850
28           04/25/08     05/25/08     141,809,000           8.850          8.850
29           05/25/08     06/25/08     141,809,000           8.566          8.850
30           06/25/08     07/25/08     141,809,000           8.850          8.850
31           07/25/08     08/25/08     141,809,000           8.547          8.850
32           08/25/08     09/25/08     141,809,000           8.570          8.850

With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 8.85%) exceeds the amount set out for such Distribution Date in the column headed "1 ML Strike Lower Collar," the Issuing Entity will receive payments pursuant to the Subordinated Certificate Cap Contract.

                                      O-3-1

                                    EXHIBIT P

                        FORM OF ASSESSMENT OF COMPLIANCE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Moody's Investors Service, Inc.
99 Church Street, 4th Floor
New York, New York 10007

Standard & Poor's, a division of
  The McGraw-Hill Companies, Inc.
25 Broadway, 12th Floor
New York, New York 10004

      Re: Pooling and Servicing Agreement (the "Agreement"), dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Wells Fargo Bank, N.A., as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1 (the "Trust")

      For the calendar year ending December 31, [2006] or portion thereof, [Wilshire Credit Corporation, as Servicer] [Wells Fargo Bank, N.A., as Trustee] for the Trust has complied in all material respects with the Relevant Servicing Criteria in Exhibit Q of the Agreement.

      All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Agreement.

Date:
     ---------------------------------

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT Q

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS                               KEY:
PRIMARY SERVICER - transaction party
having borrower contact                       X - obligation
CUSTODIAN - safe keeper of certain
pool assets
TRUSTEE - fiduciary of the transaction
and safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                            WILSHIRE
                                                             CREDIT
                    SERVICING CRITERIA                     CORPORATION     WELLS FARGO
REG AB REFERENCE    GENERAL SERVICING CONSIDERATIONS        (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)       Policies and procedures are                                X
                    instituted to monitor any
                    performance or other triggers and
                    events of default in accordance
                    with the transaction agreements.

1122(d)(1)(ii)      If any material servicing                   X              X
                    activities are outsourced to third
                    parties, policies and procedures
                    are instituted to monitor the
                    third party's performance and
                    compliance with such servicing
                    activities.

1122(d)(1)(iii)     Any requirements in the                    N/A
                    transaction agreements to maintain
                    a back-up servicer for the Pool
                    Assets are maintained.

1122(d)(1)(iv)      A fidelity bond and errors and              X
                    omissions policy is in effect on
                    the party participating in the
                    servicing function throughout the
                    reporting period in the amount of
                    coverage required by and otherwise
                    in accordance with the terms of
                    the transaction agreements.

                    CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)       Payments on pool assets are                 X              X
                    deposited into the appropriate
                    custodial bank accounts and
                    related bank clearing accounts no
                    more than two business days
                    following receipt, or such other
                    number of days specified in the
                    transaction agreements.

1122(d)(2)(ii)      Disbursements made via wire                 X              X          Servicer disburses
                    transfer on behalf of an obligor                                      funds to trustee.
                    or to an investor are made only by                                    Trustee disburses
                    authorized personnel.                                                 funds to
                                                                                          certificateholders.

1122(d)(2)(iii)     Advances of funds or guarantees             X
                    regarding collections, cash flows
                    or distributions, and any interest
                    or other fees charged for such
                    advances, are made, reviewed and
                    approved as specified in the
                    transaction agreements.

                                                            WILSHIRE
                                                             CREDIT
                    SERVICING CRITERIA                     CORPORATION     WELLS FARGO
REG AB REFERENCE    GENERAL SERVICING CONSIDERATIONS        (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)      The related accounts for the                X              X
                    transaction, such as cash reserve
                    accounts or accounts established
                    as a form of over
                    collateralization, are separately
                    maintained (e.g., with respect to
                    commingling of cash) as set forth
                    in the transaction agreements.

1122(d)(2)(v)       Each custodial account is                   X              X
                    maintained at a federally insured
                    depository institution as set
                    forth in the transaction
                    agreements. For purposes of this
                    criterion, "federally insured
                    depository institution" with
                    respect to a foreign financial
                    institution means a foreign
                    financial institution that meets
                    the requirements of Rule
                    13k-1(b)(1) of the Securities
                    Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so          X              X
                    as to prevent unauthorized access.

1122(d)(2)(vii)     Reconciliations are prepared on a           X              X
                    monthly basis for all asset-backed
                    securities related bank accounts,
                    including custodial accounts and
                    related bank clearing accounts.
                    These reconciliations are (A)
                    mathematically accurate; (B)
                    prepared within 30 calendar days
                    after the bank statement cutoff
                    date, or such other number of days
                    specified in the transaction
                    agreements; (C) reviewed and
                    approved by someone other than the
                    person who prepared the
                    reconciliation; and (D) contain
                    explanations for reconciling
                    items. These reconciling items are
                    resolved within 90 calendar days
                    of their original identification,
                    or such other number of days
                    specified in the transaction
                    agreements.

                    INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)       Reports to investors, including             X              X
                    those to be filed with the
                    Commission, are maintained in
                    accordance with the transaction
                    agreements and applicable
                    Commission requirements.
                    Specifically, such reports (A) are
                    prepared in accordance with
                    timeframes and other terms set
                    forth in the transaction
                    agreements; (B) provide
                    information calculated in
                    accordance with the terms
                    specified in the transaction
                    agreements; (C) are filed with the
                    Commission as required by its
                    rules and regulations; and (D)
                    agree with investors' or the
                    trustee's records as to the total
                    unpaid principal balance and
                    number of Pool Assets serviced by
                    the Servicer.

1122(d)(3)(ii)      Amounts due to investors are                X              X          Wilshire remits cash
                    allocated and remitted in                                             and loan level data to
                    accordance with timeframes,                                           trustees based on
                    distribution priority and other                                       timelines established
                    terms set forth in the transaction                                    in the PSA.  The
                    agreements.                                                           trustee is responsible
                                                                                          for the allocation of
                                                                                          funds to
                                                                                          certificateholders
                                                                                          using the appropriate
                                                                                          distribution priority
                                                                                          as established by the
                                                                                          PSA.

                                                            WILSHIRE
                                                             CREDIT
                    SERVICING CRITERIA                     CORPORATION     WELLS FARGO
REG AB REFERENCE    GENERAL SERVICING CONSIDERATIONS        (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)     Disbursements made to an investor                          X          Trustee disburses
                    are posted within two business                                        funds to
                    days to the Servicer's investor                                       certificateholders.
                    records, or such other number of
                    days specified in the transaction
                    agreements.

1122(d)(3)(iv)      Amounts remitted to investors per           X              X          Servicer remits funds
                    the investor reports agree with                                       and provides certain
                    cancelled checks, or other form of                                    investor reports to
                    payment, or custodial bank                                            trustees within
                    statements.                                                           guidelines and
                                                                                          timeframes established
                                                                                          in PSA. Trustee
                                                                                          disburses funds to
                                                                                          certificateholders.

                    POOL ASSET ADMINISTRATION

1122(d)(4)(i)       Collateral or security on pool              X              X
                    assets is maintained as required
                    by the transaction agreements or
                    related pool asset documents.

1122(d)(4)(ii)      Pool assets  and related documents          X              X
                    are safeguarded as required by the
                    transaction agreements

1122(d)(4)(iii)     Any additions, removals or                  X
                    substitutions to the asset pool
                    are made, reviewed and approved in
                    accordance with any conditions or
                    requirements in the transaction
                    agreements.

1122(d)(4)(iv)      Payments on pool assets, including          X
                    any payoffs, made in accordance
                    with the related pool asset
                    documents are posted to the
                    Servicer's obligor records
                    maintained no more than two
                    business days after receipt, or
                    such other number of days
                    specified in the transaction
                    agreements, and allocated to
                    principal, interest or other items
                    (e.g., escrow) in accordance with
                    the related pool asset documents.

1122(d)(4)(v)       The Servicer's records regarding            X
                    the pool assets agree with the
                    Servicer's records with respect to
                    an obligor's unpaid principal
                    balance.

1122(d)(4)(vi)      Changes with respect to the terms
                    or status of an obligor's pool
                    assets (e.g., loan modifications
                    or re-agings) are made, reviewed
                    and approved by authorized                  X
                    personnel in accordance with the
                    transaction agreements and related
                    pool asset documents.

1122(d)(4)(vii)     Loss mitigation or recovery
                    actions (e.g., forbearance plans,
                    modifications and deeds in lieu of
                    foreclosure, foreclosures and
                    repossessions, as applicable) are           X
                    initiated, conducted and concluded
                    in accordance with the timeframes
                    or other requirements established
                    by the transaction agreements.

                                                            WILSHIRE
                                                             CREDIT
                    SERVICING CRITERIA                     CORPORATION     WELLS FARGO
REG AB REFERENCE    GENERAL SERVICING CONSIDERATIONS        (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)    Records documenting collection              X
                    efforts are maintained during the
                    period a pool asset is delinquent
                    in accordance with the transaction
                    agreements. Such records are
                    maintained on at least a monthly
                    basis, or such other period
                    specified in the transaction
                    agreements, and describe the
                    entity's activities in monitoring
                    delinquent pool assets including,
                    for example, phone calls, letters
                    and payment rescheduling plans in
                    cases where delinquency is deemed
                    temporary (e.g., illness or
                    unemployment).

1122(d)(4)(ix)      Adjustments to interest rates or            X
                    rates of return for pool assets
                    with variable rates are computed
                    based on the related pool asset
                    documents.

1122(d)(4)(x)       Regarding any funds held in trust
                    for an obligor (such as escrow
                    accounts): (A) such funds are
                    analyzed, in accordance with the
                    obligor's pool asset documents, on
                    at least an annual basis, or such
                    other period specified in the
                    transaction agreements; (B)
                    interest on such funds is paid, or
                    credited, to obligors in                    X
                    accordance with applicable pool
                    asset documents and state laws;
                    and (C) such funds are returned to
                    the obligor within 30 calendar
                    days of full repayment of the
                    related pool assets, or such other
                    number of days specified in the
                    transaction agreements.

1122(d)(4)(xi)      Payments made on behalf of an
                    obligor (such as tax or insurance
                    payments) are made on or before
                    the related penalty or expiration
                    dates, as indicated on the
                    appropriate bills or notices for
                    such payments, provided that such           X
                    support has been received by the
                    servicer at least 30 calendar days
                    prior to these dates, or such
                    other number of days specified in
                    the transaction agreements.

1122(d)(4)(xii)     Any late payment penalties in
                    connection with any payment to be
                    made on behalf of an obligor are
                    paid from the Servicer's funds and          X
                    not charged to the obligor, unless
                    the late payment was due to the
                    obligor's error or omission.

1122(d)(4)(xiii)    Disbursements made on behalf of an
                    obligor are posted within two
                    business days to the obligor's
                    records maintained by the                   X
                    servicer, or such other number of
                    days specified in the transaction
                    agreements.

1122(d)(4)(xiv)     Delinquencies, charge-offs and
                    uncollectible accounts are
                    recognized and recorded in                  X
                    accordance with the transaction
                    agreements.

                                                            WILSHIRE
                                                             CREDIT
                    SERVICING CRITERIA                     CORPORATION     WELLS FARGO
REG AB REFERENCE    GENERAL SERVICING CONSIDERATIONS        (SERVICER)      (TRUSTEE)     ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)      Any external enhancement or other                          X
                    support, identified in Item
                    1114(a)(1) through (3) or Item
                    1115 of Regulation AB, is
                    maintained as set forth in the
                    transaction agreements.

                                    EXHIBIT R

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wilshire Credit Corporation
14523 SW Millikan Way
Suite 200
Beaverton, Oregon 97005

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

      I, [identify the certifying individual], certify that:

      1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

      4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

      5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

      Date:
           ---------------------------

                                          --------------------------------------
                                          [Signature]
                                          [Title]

                                    EXHIBIT S

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of January 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wilshire Credit Corporation, as servicer, and Wells Fargo Bank, National Association, as trustee, relating to Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE1

I, [identify name of certifying individual], [title of certifying individual] of Wilshire Credit Corporation (the "Servicer"), hereby certify that:

      (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

      (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:

                                        Wilshire Credit Corporation,
                                        as Servicer
                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT T

                       ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [ ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW88

Wells Fargo Bank, N.A., as Trustee
Old Annapolis Road
Columbia, Maryland 21045
Attn:  Corporate Trust Services-  [DEAL NAME] -- SEC REPORT PROCESSING

RE:   **Additional Form [10-D][10-K][8-K] Disclosure** Required


Ladies and Gentlemen:

      In accordance with Section [ ] of the Pooling and Servicing Agreement, , dated as of [ ][ ], 2006, among [ ], as [ ], [ ], as [ ], [ ], as [ ] and [ ], as [ ]. the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

      Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE X

           ITEM ON FORM 8-K                          PARTY RESPONSIBLE
--------------------------------------------------------------------------------
*Item 1.01- Entry into a Material         All parties
Definitive Agreement

*Item 1.02- Termination of a Material     All parties
Definitive Agreement

Item 1.03- Bankruptcy or Receivership     Depositor

Item 2.04- Triggering Events that         Depositor, Trustee
Accelerate or Increase a Direct
Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement

*Item 3.03- Material Modification to      Trustee
Rights of Security Holders

Item 5.03- Amendments of Articles of      Depositor
Incorporation or Bylaws; Change of
Fiscal Year

Item 6.01- ABS Informational and          Depositor
Computational Material

*Item 6.02- Change of Servicer or         Servicer, Primary Servicer, Trustee
Trustee

*Item 6.03- Change in Credit              Depositor/Trustee
Enhancement or External Support

*Item 6.04- Failure to Make a Required    Trustee
Distribution

Item 6.05- Securities Act Updating        Depositor
Disclosure

Item 7.01- Reg FD Disclosure              Depositor

Item 8.01                                 Depositor

Item 9.01                                 Depositor

                                  Schedule X-1

                                   SCHEDULE Y

           ITEM ON FORM 10-D                         PARTY RESPONSIBLE
--------------------------------------------------------------------------------
Item 1: Distribution and Pool             Trustee, Depositor
Performance Information

Plus any information required by 1121     Servicer and Trustee (to the extent
which is NOT included on the monthly      required by Regulation AB)
statement to Certificateholders

Item 2: Legal Proceedings per Item        All parties to the PSA (as to
1117 of Reg AB                            themselves), the
                                          depositor/trustee/servicer (to the
                                          extent known) as to the issuing
                                          entity, the depositor as to the
                                          sponsor, any 1110 originator, any
                                          1100(d)(1) party

Item 3:  Sale of Securities and Use of    Depositor
Proceeds

Item 4:  Defaults Upon Senior             Trustee
Securities

Item 5:  Submission of Matters to a       Trustee
Vote of Security Holders

Item 6:  Significant Obligors of Pool     Depositor/Sponsor/ Servicer
Assets

Item 7:  Significant Enhancement          Depositor/Sponsor
Provider Information

Item 8:  Other Information                Trustee and any other party
                                          responsible for disclosure items on
                                          Form 8-K

Item 9:  Exhibits                         Trustee/Depositor

                                  Schedule Y-1

12384451.4.BUSINESS
                                   SCHEDULE Z

           ITEM ON FORM 10-K                         PARTY RESPONSIBLE
--------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments        Depositor

*Item 9B:  Other Information              Trustee and any other party
                                          responsible for disclosure items on
                                          Form 8-K

*Item 15:  Exhibits, Financial            Trustee/servicer/primary servicer/
Statement Schedules                       Sub-Servicers. Depositor


*Additional Item:                         All parties to the PSA (as to
                                          themselves), the
Disclosure per Item 1117 of Reg AB        depositor/trustee/servicer (to the
                                          extent known) as to the issuing
                                          entity, the depositor as to the
                                          sponsor, any 1100 originator, any
                                          1100(d)(1) party


*Additional Item:                         All parties to the PSA as to
                                          themselves, the depositor as to the
Disclosure per Item 1119 of Reg AB        sponsor, originator, significant
                                          obligor, enhancement or support
                                          provider

Additional Item:                          Depositor/Sponsor/Mortgage Loan
                                          Sponsor/Servicer
Disclosure per Item 1112(b) of Reg AB

Additional Item:                          Depositor/Sponsor/Trustee

Disclosure per Items 1114(b) and
1115(b) of Reg AB

                                  Schedule Z-1